Filed Pursuant to Rule 424(b)(3)

Registration No. 333-262631

Registration No. 333-255041

Prospectus Supplement No. 2 Dated August 18, 2025

(To Prospectus Dated May 5, 2025)

Kraig Biocraft Laboratories, Inc.

306,124,163 Shares of Class A Common Stock

This Prospectus Supplement No. 2 (the “Prospectus Supplement”) updates and supplements the prospectus of Kraig Biocraft Laboratories, Inc., a Wyoming corporation (the “Company,” “we,” “us,” or “our”) dated May 5, 2025 (the “Prospectus”), with the following attached document which we filed with the Securities and Exchange Commission:

A.	Our Quarterly Report on Form 10-Q for the six months ended June 30, 2025, filed with the Securities Exchange Commission on August 14, 2025.

This Prospectus Supplement should be read in conjunction with the Prospectus, which is required to be delivered with this Prospectus Supplement. This Prospectus Supplement updates, amends, and supplements the information included in the Prospectus. If there is any inconsistency between the information in the Prospectus and this Prospectus Supplement, you should rely on the information in this Prospectus Supplement.

This Prospectus Supplement is not complete without, and may not be delivered or utilized except in connection with, the Prospectus, including any amendments or supplements to it.

The purchase of the securities offered through the Prospectus involves a high degree of risk. Before making any investment in our common stock and/or warrants, you should carefully consider the risk factors section beginning on page 9 of the Prospectus.

You should rely only on the information contained in the Prospectus, as supplemented or amended by this Prospectus Supplement and any other prospectus supplement or amendment thereto. We have not authorized anyone to provide you with different information.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of the Prospectus. Any representation to the contrary is a criminal offense.

The date of this Prospectus Supplement is August 18, 2025

Index to Filings

Annex
The Company’s Quarterly Report on Form 10-Q filed with the Securities Exchange Commission on August 14, 2025	A

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 10-Q

☒	QUARTERLY REPORT PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the quarterly period ended June 30, 2025

OR

☐	TRANSITION REPORT PURSUANT TO PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

For the transition period from _____ to _____

Commission File Number: 000-56232

KRAIG BIOCRAFT LABORATORIES, INC.

(Exact Name of Registrant as Specified in Charter)

Wyoming	83-0459707
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

2723 South State St. Suite 150 Ann Arbor, Michigan 48104
(Address of Principal Executive Offices)

(734) 619-8066

(Registrant’s telephone number, including area code)

(Former name and address, if changed since last report)

Copies to:

Hunter Taubman Fischer & Li LLC

950 Third Ave., 19th Floor

New York, NY 10022

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of exchange on which registered
None	-	-

Indicate by check mark whether the registrant (1) has filed all reports required to be filed by Section 13 or 15(d) of the Securities Exchange Act of 1934 during the preceding 12 months (or for such shorter period that the registrant was required to file such reports), and (2) has been subject to such filing requirements for the past 90 days. Yes ☒ No ☐

Indicate by check mark whether the registrant has submitted electronically every Interactive Data File required to be submitted pursuant to Rule 405 of Regulation S-T (§232.405 of this chapter) during the preceding 12 months (or for such shorter period that the registrant was required to submit and post such files). Yes ☒ No ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and emerging growth company in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☒	Smaller reporting company ☒
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Indicate by check mark whether the registrant is a shell company (as defined by Rule 12b-2 of the Exchange Act). Yes ☐ No ☒

As of August 14, 2025 there were 1,068,745,393 shares of the issuer’s Class A common stock, no par value per share, outstanding, 0 shares of the issuer’s Class B common stock, no par value per share, outstanding and 3 shares of preferred stock, no par value per share, outstanding.

2

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Balance Sheets

	June 30, 2025	December 31, 2024
	(Unaudited))

ASSETS

Current Assets
Cash and cash equivalents	$785,462	$673,264
Inventory	6,884	6,884
Prepaid expenses	46,629	60,137
Total Current Assets	838,975	740,285

Property and Equipment, net	36,984	44,721
Investment in gold bullions (cost $365,448 and $450,216, respectively)	649,773	627,065
Operating lease right-of-use asset, net	58,426	86,088
Security deposit	7,174	7,174

Total Assets	$1,591,332	$1,505,333

LIABILITIES AND STOCKHOLDERS’ DEFICIT

Current Liabilities
Accounts payable and accrued expenses	$526,516	$502,002
Note payable - related party	1,617,000	1,617,000
Royalty agreement payable - related party	65,292	65,292
Accounts payable and accrued expenses - related party	7,796,612	7,383,186
Operating lease liability, current	24,278	46,948
Total Current Liabilities	10,029,698	9,614,428

Long Term Liabilities
Operating lease liability, net of current	34,498	40,526
Total Liabilities	10,064,196	9,654,954

Commitments and Contingencies (Note 9)	-	-

Stockholders’ Deficit
Preferred stock, no par value; unlimited shares authorized, none, issued and outstanding	-	-
Preferred stock Series A, no par value; 3 and 3 shares issued and outstanding, respectively	5,237,800	5,237,800
Common stock Class A, no par value; unlimited shares authorized, 1,052,600,334 and 1,038,374,219 shares issued and outstanding, respectively	28,446,556	27,385,611
Common stock Class B, no par value; unlimited shares authorized, no shares issued and outstanding	-	-
Common Stock Issuable, 1,122,311 and 1,122,311 shares, respectively	22,000	22,000
Additional paid-in capital	12,232,665	12,290,687
Accumulated Deficit	(54,411,885)	(53,085,719)

Total Stockholders’ Deficit	(8,472,864)	(8,149,621)

Total Liabilities and Stockholders’ Deficit	$1,591,332	$1,505,333

F-1

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Statements of Operations

(Unaudited)

	For the Three Months Ended		For the Six Months Ended
	June 30, 2025	June 30, 2024	June 30, 2025	June 30, 2024

Revenue	$-	$-	$-	$-

Operating Expenses
General and Administrative	344,035	1,097,738	652,886	1,262,113
Professional Fees	43,625	104,198	106,660	180,380
Officer’s Salary	186,197	234,788	370,927	413,506
Research and Development	63,888	49,414	87,764	78,849
Total Operating Expenses	637,745	1,486,138	1,218,237	1,934,848

Loss from Operations	(637,745)	(1,486,138)	(1,218,237)	(1,934,848)

Other Income/(Expenses)
Net change in unrealized depreciation on investment in gold bullion	(10,011)	20,626	107,477	64,189
Interest expense	(141,986)	(130,889)	(282,334)	(260,823)
Impairment of right-of-use asset	-	(30,084)	-	(30,084)
Gain on sale of gold	62,469	-	62,469	-
Interest income	1,140	20,296	4,459	47,502
Total Other Income/(Expenses)	(88,388)	(120,051)	(107,929)	(179,216)

Net (Loss) before Provision for Income Taxes	(726,133)	(1,606,189)	(1,326,166)	(2,114,064)

Provision for Income Taxes	-	-	-	-

Net (Loss)	$(726,133)	$(1,606,189)	$(1,326,166)	$(2,114,064)

Net Income (Loss) Per Share - Basic and Diluted	$(0.00)	$(0.00)	$(0.00)	$(0.00)

Weighted average number of shares outstanding during the period - Basic and Diluted	1,047,493,242	1,038,374,219	1,044,492,324	1,038,374,219

F-2

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the three and six months ended June 30, 2025

(Unaudited)

	Preferred Stock - Series A		Common Stock - Class A		Common Stock - Class B		To be issued			Accumulated
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	APIC	Deficit	Total

Balance, March 31, 2025 (Audited)	3	$5,237,800	1,043,826,733	$27,733,425	-	$-	1,122,311	$22,000	$12,144,729	$(53,685,752)	(8,547,798)

Warrants issued for services - related parties	-	-	-	-	-	-	-	-	13,500	-	13,500

Warrants issued for services	-	-	-	-	-	-	-	-	50,082	-	50,082

Options issued for services	-	-	-	-	-	-	-	-	4,197	-	4,197

Imputed interest - related party	-	-	-	-	-	-	-	-	20,157	-	20,157

Issuance of common stock, net of stock offering costs	-	-	8,773,601	713,131	-	-	-	-	-	-	713,131

Net loss for the three months ended June 30, 2025	-	-	-	-	-	-	-	-	-	(726,133)	(726,133)

Balance, June 30, 2025 (Unaudited)	3	$5,237,800	1,052,600,334	$28,446,556	-	$-	1,122,311	$22,000	$12,232,665	$(54,411,885)	(8,472,864)

Balance, December 31, 2024 (Audited)	3	$5,237,800	1,038,374,219	$27,385,611	-	$-	1,122,311	$22,000	$12,290,687	$(53,085,719)	(8,149,621)

Warrants issued for services - related parties	-	-	-	-	-	-	-	-	27,000	-	27,000

Warrants issued for services	-	-	-	-	-	-	-	-	71,069	-	71,069

Options issued for services	-	-	-	-	-	-	-	-	8,394	-	8,394

Imputed interest - related party	-	-	-	-	-	-	-	-	40,093	-	40,093

Issuance of common stock, net of stock offering costs	-	-	10,986,934	881,367	-	-	-	-	(25,000)	-	856,367

Issuance of common stock for commitment fee	-	-	1,081,471	100,000	-	-	-	-	(100,000)	-	-

Shares issued in connection with cashless warrants exercise	-	-	2,157,710	79,578	-	-	-	-	(79,578)	-	-

Net loss for the six months ended June 30, 2025	-	-	-	-	-	-	-	-	-	(1,326,166)	(1,326,166)

Balance, June 30, 2025 (Unudited)	3	$5,237,800	1,052,600,334	$28,446,556	-	$-	1,122,311	$22,000	$12,232,665	$(54,411,885)	(8,472,864)

F-3

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Statement of Changes in Stockholders’ Deficit

For the three and six months ended June 30, 2024

(Unaudited)

	Preferred Stock - Series A		Common Stock - Class A		Common Stock - Class B		To be issued			Accumulated
	Shares	Par	Shares	Par	Shares	Par	Shares	Par	APIC	Deficit	Total

Balance, March 31, 2024(Unaudited	3	$5,237,800	1,038,374,219	$27,385,611	-	$-	1,122,311	$22,000	$11,307,215	$(50,194,655)	(6,242,029)

Warrants issued for services - related parties	-	-	-	-	-	-	-	-	814,824	-	814,824

Warrants issued for services	-	-	-	-	-	-	-	-	41,558	-	41,558

Imputed interest - related party	-	-	-	-	-	-	-	-	20,157	-	20,157

Net loss for the three months ended June 30, 2024	-	-	-	-	-	-	-	-	-	(1,606,189)	(1,606,189)

Balance, June 30, 2024 (Unaudited)	3	$5,237,800	1,038,374,219	$27,385,611	-	$-	1,122,311	$22,000	$12,183,754	$(51,800,844)	(6,971,679)

Balance, December 31, 2023 (Audited)	2	$5,217,800	1,038,374,219	$27,385,611	-	$-	1,122,311	$22,000	$11,354,213	$(49,686,780)	(5,707,156)

Preferred share issued in connection with debt cancellation - related party	1	20,000	-	-	-	-	-	-	-	-	20,000

Warrants issued for services - related parties	-	-	-	-	-	-	-	-	723,734	-	723,734

Warrants issued for services	-	-	-	-	-	-	-	-	65,493	-	65,493

Imputed interest - related party	-	-	-	-	-	-	-	-	40,314	-	40,314

Net loss for the six months ended June 30, 2024	-	-	-	-	-	-	-	-	-	(2,114,064)	(2,114,064)

Balance, June 30, 2024 (Unaudited)	3	$5,237,800	1,038,374,219	$27,385,611	-	$-	1,122,311	$22,000	$12,183,754	$(51,800,844)	(6,971,679)

F-4

Kraig Biocraft Laboratories, Inc. and Subsidiary

Condensed Consolidated Statements of Cash Flows

(Unaudited)

	For the Six Months Ended June 30,
	2025	2024
Cash Flows From Operating Activities:
Net Loss	$(1,326,166)	$(2,114,064)
Adjustments to reconcile net loss to net cash used in operations
Depreciation expense	11,520	13,459
Impairment of right of use asset	-	30,084
Net change in unrealized appreciation and depreciation in gold bullions	(107,477)	(64,189)
Gain on sale of gold bullions	(62,469)	-
Imputed interest - related party	40,093	40,314
Fair value of options issued for services	8,394	-
Warrants issued/(cancelled) to consultants	98,069	789,227
Changes in operating assets and liabilities:
Decrease prepaid expenses	13,508	9,454
Decrease in operating lease right-of-use, net	27,662	23,961
Increase in accrued expenses and other payables - related party	413,426	320,184
Increase in accounts payable	34,514	(25,472)
Decrease in operating lease liabilities, current	(28,698)	(23,261)
Net Cash Used In Operating Activities	(877,624)	(1,000,303)

Cah Flows from Investing Activities
Proceeds from sale of investment in gold	147,238	-
Purchase of fixed assets	(3,783)	-
Net Cash Provided by Investing Activities	143,455	-

Cash Flows From Financing Activities:
Proceeds from Standby Equity Purchase Agreement	856,367	-
Payment of debt offering costs	(10,000)	-
Principal payments on debt	-	(30,000)
Net Cash Provided by Financing Activities	846,367	(30,000)

Net Change in Cash and Cash Equivalents	112,198	(1,030,303)

Cash and Cash Equivalents at Beginning of Period	673,264	2,551,834

Cash and Cash Equivalents at End of Period	$785,462	$1,521,531

Supplemental disclosure of non-cash investing and financing activities:
Additional lease ROU	$-	$30,084
Common shares issued in connection with Standby Equity Purchase Agreement - Commitment Share fee	$100,000	$-
Shares issuable in connection with cashless warrant exercise	$79,578	$-
Preferred share issued in connection with debt cancellation - related party	$-	$20,000

F-5

Kraig Biocraft Laboratories, Inc.

Notes to Condensed Consolidated Financial Statements as of June 30, 2025

(Unaudited)

NOTE 1 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES AND ORGANIZATION

Basis of Presentation

The accompanying unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America for interim financial statements (“U.S. GAAP”) and with the instructions to Form 10-Q and Article 8 of Regulation S-X of the United States Securities and Exchange Commission (“SEC”). Accordingly, they do not contain all information and footnotes required by accounting principles generally accepted in the United States of America for annual financial statements.

In the opinion of the Company’s management, the accompanying unaudited consolidated financial statements contain all of the adjustments necessary (consisting only of normal recurring accruals) to present the financial position of the Company as of June 30, 2025 and the results of operations and cash flows for the periods presented. The results of operations for the three and six months ended June 30, 2025 are not necessarily indicative of the operating results for the full fiscal year or any future period.

These unaudited consolidated financial statements should be read in conjunction with the financial statements and related notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 28, 2025.

Management acknowledges its responsibility for the preparation of the accompanying unaudited consolidated financial statements which reflect all adjustments, consisting of normal recurring adjustments, considered necessary in its opinion for a fair statement of its consolidated financial position and the consolidated results of its operations for the periods presented.

Kraig Biocraft Laboratories, Inc. (the “Company”) was incorporated under the laws of the State of Wyoming on April 25, 2006. The Company was organized to develop high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries.

On January 24, 2024, the Company signed a memorandum of understand with the Vietnam Sericulture Association (“VSA”) and the Lam Dong Agro-Forestry Research & Experiment Center (“LAREC”) to enhance sericulture in Vietnam through the expanded application of the Company’s spider silk silkworm technology.

On January 14, 2025, the Company was granted a new Investment Registration Certificate and Enterprise Registration Certificate for its production operations in Vietnam.

On March 5, 2018, the Company issued a board resolution authorizing investment in a Vietnamese subsidiary and appointing a representative for the subsidiary.

On April 24, 2018, the Company announced that it had received its investment registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd.

On May 1, 2018, the Company announced that it had received its enterprise registration certificate for its new Vietnamese subsidiary Prodigy Textiles Co., Ltd

Foreign Currency

The assets and liabilities of Prodigy Textiles, Co., Ltd. (the Company’s Vietnamese subsidiary) whose functional currency is the Vietnamese Dong, are translated into US dollars at period-end exchange rates prior to consolidation. Income and expense items are translated at the average rates of exchange prevailing during the period. The adjustments resulting from translating the Company’s financial statements are reflected as a component of other comprehensive (loss) income. Foreign currency transaction gains and losses are recognized in net earnings based on differences between foreign exchange rates on the transaction date and settlement date.

F-6

Use of Estimates

In preparing financial statements in conformity with generally accepted accounting principles, management is required to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent liabilities at the date of the financial statements and revenues and expenses during the reported period. Actual results could differ from those estimates.

Cash and Cash Equivalents

Cash and cash equivalents consist of demand deposits at financial institutions, money market funds, and highly liquid investments with original maturities of three months or less.

As of June 30, 2025, and December 31, 2024, the Company had $785,462 and $673,264, in cash and cash equivalent accounts.

Loss Per Share

Basic and diluted net loss per common share is computed based upon the weighted average common shares outstanding as defined by the Financial Accounting Standards Board (“FASB” Accounting Standards Codification (“ASC”) No. 260, “Earnings per Share.” For June 30, 2025, and December 31, 2024, warrants were not included in the computation of income/ (loss) per share because their inclusion is anti-dilutive.

The computation of basic and diluted loss per share for June 30, 2025, and December 31, 2024 excludes the common stock equivalents of the following potentially dilutive securities because their inclusion would be anti-dilutive:

	June 30, 2025	December 31, 2024

Stock Warrants (Exercise price - $0.001- $0.25/share)	84,854,194	81,035,714
Stock Options (Exercise price - $0.1150/Share)	26,981,000	26,981,000
Convertible Preferred Stock	3	3
Common Stock Payable	1,122,311	1,122,311
Total	112,957,508	109,139,028

Research and Development Costs

The Company expenses all research and development costs as incurred for which there is no alternative future use.

For the three months ended June 30, 2025, and 2024, the Company had $63,888 and $49,414 respectively, in research and development costs.

For the six months ended June 30, 2025, and 2024, the Company had $87,764 and $78,849 respectively, in research and development costs.

Advertising Expense

The Company follows the policy of charging the costs of advertising to expense as incurred. There was no advertising expense in the three and six months ended June 30, 2025, and 2024.

Income Taxes

The Company accounts for income taxes under FASB Codification Topic 740-10-25 (“ASC 740-10-25”). Under ASC No. 740-10-25, deferred tax assets and liabilities are recognized for the future tax consequences attributable to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Under ASC No. 740-10-25, the effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date.

F-7

Stock-Based Compensation

The Company accounts for stock-based compensation for employees and directors in accordance with ASC 718, Compensation (“ASC 718”). ASC 718 requires all share-based payments to employees, including grants of employee stock options, to be recognized in the statement of operations based on their fair values. Under the provisions of ASC 718, stock-based compensation costs are measured at the grant date, based on the fair value of the award, and are recognized as expense over the employee’s requisite service period (generally the vesting period of the equity grant). The fair value of the Company’s common stock options are estimated using the Black Scholes option-pricing model with the following assumptions: expected volatility, dividend rate, risk free interest rate and the expected life (The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The Company expenses stock-based compensation by using the straight-line method. In accordance with ASC 718 and, excess tax benefits realized from the exercise of stock-based awards are classified as cash flows from operating activities. All excess tax benefits and tax deficiencies (including tax benefits of dividends on share-based payment awards) are recognized as income tax expense or benefit in the condensed consolidated statements of operations.

The Company accounts for stock-based compensation awards issued to non-employees for services, as prescribed by ASC 718-10, at either the fair value of the services rendered or the instruments issued in exchange for such services, whichever is more readily determinable, using the measurement date guidelines enumerated in ASU 2018-07.

RECENTLY ADOPTED ACCOUNTING PRONOUNCEMENTS

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures, to require enhanced disclosures that include reportable segment expenses. The amendments in this update provide that a business entity disclose significant segment expenses, segment profit or loss (after significant segment expenses), and allows reporting of additional measures of a segments profit or loss if used in assessing segment performance. Such disclosures apply to entities with a single reportable segment. These amendments were effective for the Company in 2024 and retrospectively to all prior periods using the significant segment expense categories identified. The impact of the adoption of the amendments in this update was not material to the Company’s consolidated financial position and results of operations, as the requirements impact only segment reporting disclosures in the footnotes to the Company’s consolidated financial statements.

RECENTLY ISSUED ACCOUNTING PRONOUNCEMENTS

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses including purchases of inventory, employee compensation, depreciation and intangible asset amortization in commonly presented expense captions such as cost of sales, selling, general and administrative expense, and research and development. These amendments are effective for the Company for annual periods in 2027, applied prospectively, with early adoption permitted, and interim periods beginning in 2028. The Company intends to adopt the amendments in this update prospectively in 2027 for annual periods and in 2028 for interim periods. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations, as the requirements only require more detailed disclosures in the footnotes to the Company’s consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements - Amendments to Remove References to the Concepts Statements to remove various references to concepts statements from the FASB Accounting Standards Codification. This guidance is to clarify guidance, simplify wording or structure of guidance, and other minor improvements. These amendments are effective for the Company for annual periods in 2025, applied prospectively, with early adoption and retrospective application permitted. The Company intends to adopt the amendments in this update prospectively in 2025. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations.

F-8

In March 2024, the FASB issued ASU No. 2024-01, Compensation - Stock Compensation (Topic 718) - Scope Application of Profits Interest and Similar Awards, to clarify whether profits interest and similar awards should be accounted for in accordance with Topic 718, Compensation - Stock Compensation. The guidance applies to all business entities that issue profits interest awards as compensation to employees or nonemployees in exchange for goods or services. These amendments are effective for the Company for annual and interim periods in 2025, applied prospectively, with early adoption and retrospective application permitted. As the Company does not issue profit interest awards, the impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations.

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures, to require enhanced income tax disclosures to provide information to assess how an entity’s operations and related tax risks, tax planning, and operational opportunities affect its tax rate and prospects for future cash flows. The amendments in this update provide that a business entity disclose (1) a tabular income tax rate reconciliation, using both percentages and amounts, (2) separate disclosure of any individual reconciling items that are equal to or greater than 5% of the amount computed by multiplying the income (loss) from continuing operations before income taxes by the applicable statutory income tax rate, and disaggregation of certain items that are significant and (3) amount of income taxes paid (net of refunds received) disaggregated by federal, state and foreign jurisdictions, including separate disclosure of any individual jurisdictions greater than 5% of total income taxes paid. These amendments are effective for the Company for annual periods in 2025, applied prospectively, with early adoption and retrospective application permitted. The Company intends to adopt the amendments in this update prospectively in 2025. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations, since the amendments require only enhancement of existing income tax disclosures in the footnotes to the Company’s consolidated financial statements.

Equipment

The Company values property and equipment at cost and depreciates these assets using the straight-line method over their expected useful life.

In accordance with FASB ASC No. 360, Property, Plant and Equipment, the Company carries long-lived assets at the lower of the carrying amount or fair value. Impairment is evaluated by estimating future undiscounted cash flows expected to result from the use of the asset and its eventual disposition. If the sum of the expected undiscounted future cash flow is less than the carrying amount of the assets, an impairment loss is recognized. Fair value, for purposes of calculating impairment, is measured based on estimated future cash flows, discounted at a market rate of interest.

Fair Value of Financial Instruments

We hold certain financial assets, which are required to be measured at fair value on a recurring basis in accordance with the Statement of Financial Accounting Standard No. 157, “Fair Value Measurements” (“ASC Topic 820-10”). ASC Topic 820-10 establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to unobservable inputs (Level 3 measurements). ASC Topic 820-10 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants on the measurement date. Level 1 instruments include cash and cash equivalents, account receivable, prepaid expenses, inventory and account payable and accrued liabilities. The carrying values are assumed to approximate the fair value due to the short term nature of the instrument.

The three levels of the fair value hierarchy under ASC Topic 820-10 are described below:

●	Level 1 - Valuations based on quoted prices in active markets for identical assets or liabilities that an entity has the ability to access. We believe our carrying value of level 1 instruments approximate their fair value at June 30, 2025, and 2024.

F-9

●	Level 2 - Valuations based on quoted prices for similar assets or liabilities, quoted prices for identical assets or liabilities in markets that are not active, or other inputs that are observable or can be corroborated by observable data for substantially the full term of the assets or liabilities.

●	Level 3 - Valuations based on inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities. We consider depleting assets, asset retirement obligations and net profit interest liability to be Level 3. We determine the fair value of Level 3 assets and liabilities utilizing various inputs, including NYMEX price quotations and contract terms.

The following are the major categories of assets measured at fair value on a recurring basis: as of June 30, 2025, and December 31, 2024, using quoted prices in active markets for identical liabilities (Level 1); significant other observable inputs (Level 2); and significant unobservable inputs (Level 3):

The Company has consistently applied the valuation techniques in all periods presented. The following table presents the Company’s assets which were measured at fair value at June 30, 2025, and December 31, 2024:

	June 30, 2025				December 31, 2024
	Fair Value Measurement Using				Fair Value Measurement Using
	Level 1	Level 2	Level 3	Total	Level 1	Level 2	Level 3	Total

Assets:
Investment in gold	$649,773	$-	$-	$649,773	$627,065	$-	$-	$627,065
Money market fund	$116,340	$-	$-	$116,340	$607,881	$-	$-	$607,881
Total	$766,113	$-	$-	$766,113	$1,234,946	$-	$-	$1,234,946

The Board of Directors, who serves as the Custodian, is responsible for the safekeeping of gold bullion owned by the Company.

Valuation of Gold Bullion

The investment in Bullion is classified as a level 1 asset, as the Company’s investment in Bullion is calculated using unadjusted quoted prices from primary market sources.

Gains and Losses on Gold Bullion

Fair value of the gold bullion held by the Company is based on that day’s London Bullion Market Association (“LBMA”) Gold Price PM. “LBMA Gold Price PM” is the price per fine troy ounce of gold, stated in U.S. dollars, determined by ICE Benchmark Administration (“IBA”) following an electronic auction consisting of one or more 30-second rounds starting at 3:00 p.m. (London time), on each day that the London gold market is open for business and published shortly thereafter.

The Company holds gold bullion as part of its strategy to manage inflation risk and diversify its assets. Upon acquisition, the Company elected the Fair Value Option under ASC 825-10, Financial Instruments – Fair Value Option to account for its investment in gold bullion. This election is irrevocable and was made to better reflect the Company’s intent to manage the assets based on fair value fluctuations.

Accounting Policy and Election

The Company follows the provisions of ASC 820, Fair Value Measurement (“ASC 820”). ASC 820 provides guidance for determining fair value and requires increased disclosure regarding the inputs to valuation techniques used to measure fair value. ASC 820 defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date.

F-10

The Company recognizes changes in fair value of the investment in Bullion as changes in unrealized gains or losses on investment in Bullion through the Statement of Operations.

In accordance with ASC 825-10, the Company has elected to measure its gold bullion at fair value with changes in fair value recognized in earnings. The gold bullion qualifies for the fair value option as it is a non-financial asset that is managed and evaluated on a fair value basis.

●	The fair value option was elected at initial recognition of the gold bullion.

●	Changes in fair value are recognized in “Other (Income) Expense, Net” in the Consolidated Statements of Operations.

For the three months ended June 30, 2025 and 2024, the Company recognized an unrealized loss of $10,011 and a gain $20,626, respectively, in “Other (income) expense, net” in the Consolidated Statements of Operations, reflecting changes in the fair value of gold bullion.

For the six months ended June 30, 2025 and 2024, the Company recognized an unrealized gain of $107,477 and $64,189, respectively, in “Other (income) expense, net” in the Consolidated Statements of Operations, reflecting changes in the fair value of gold bullion.

Storage and Custody

The Company holds its gold bullion in a segregated vault operated by an independent third-party custodian. The Company periodically verifies the existence and condition of the gold through physical inspections and independent third-party audits.

The following tables summarize activity in gold bullion for the six months ended June 30, 2025:

Six Months Ended June 30, 2025	Ounces	Cost	Fair Value

Balance December 31, 2024	239	$2,624	$627,065
Cost basis of gold bullions sold	(45)		(84,769)
Net change in unrealized gain	-		107,477
Balance June 30, 2025	194	$3,349	$649,773

Money Market Funds

Money market funds included in cash and cash equivalents and U.S. government-backed securities are measured at fair value based on quoted prices in active markets, which are considered Level 1 inputs. The Company’s policy is to recognize transfers in and/or out of the fair value hierarchy as of the date in which the event or change in circumstances caused the transfer.

Revenue Recognition

Effective January 1, 2018, the Company adopted ASC No. 606 — Revenue from Contracts with Customers. Under ASC No. 606, the Company recognizes revenue from the commercial sales of products, licensing agreements and contracts by applying the following steps: (1) identify the contract with a customer; (2) identify the performance obligations in the contract; (3) determine the transaction price; (4) allocate the transaction price to each performance obligation in the contract; and (5) recognize revenue when each performance obligation is satisfied.

For the three and six months ended June 30, 2025, and 2024, the Company recognized $0 and $0 respectively in revenue.

Concentration of Credit Risk

The Company at times has cash and cash equivalents in banks in excess of FDIC insurance limits. At June 30, 2025, and December 31, 2024, the Company had approximately $335,526 and $357,881, respectively in excess of FDIC insurance limits.

F-11

On March 12, 2023, the U.S. government took extraordinary steps to stop a potential banking crisis after the historic failure of Silicon Valley Bank, assuring all depositors at the failed institution that they could access all their money quickly, even as another major bank was shut down. The Company had no exposure to a failed bank. The Company averts risks associated with such a crisis by holding minimum cash balances required for uninterrupted operations, federal funds money market fund, and U.S. government-backed securities. As of December 31, 2024, the Company held $1,094,971 million in a federal money market fund (the “Fund”) with an investment objective to seek to provide current income while maintaining liquidity and a stable share price of $1. The Fund invests at least 99.5% of its total assets in cash, U.S. government securities, and/or repurchase agreements that are collateralized solely by U.S. government securities or cash (collectively, government securities). As such it is considered one of the most conservative investment options offered.

Original Issue Discount

For certain notes issued, the Company provides the debt holder with an original issue discount. The original issue discount is recorded as a debt discount, reducing the face amount of the note, and is amortized to amortization of original issue discount in the consolidated statements of operations over the life of the debt.

Debt Issue Cost

Debt issuance cost paid to lenders, or third parties are recorded as debt discounts and amortized to interest expense in the consolidated statements of operations, over the life of the underlying debt instrument.

Investments without a Readily Determinable Fair Value (Cost Method)

Investments in nonmarketable entities in which the Company is not able to exercise significant influence, our “Cost Method Investments,” are accounted for at our initial cost, minus any impairment, plus or minus changes resulting from observable price changes in orderly transactions for the identical or a similar investment of the same issuer.

The Company holds a 15% direct equity investment in Global Silk Solutions Joint Stock Company, a private Company (see deposit on inventory above). We received this investment in exchange for nominal consideration and carry the investment at $0 on June 30, 2025, and December 31, 2024, respectively.

Segment Reporting

Operating segments are defined as components of an enterprise that have the following characteristics: (i) they engage in business activities from which they may earn revenue and incur expense, (ii) their operating results are regularly reviewed by the chief operating decision maker (“CODM”) for resource allocation decisions and performance assessment, and (iii) their discrete financial information is available. Our CODM is our Chief Executive Officer, who manages and allocates resources to our operations on a consolidated basis. We operate as one segment, and our operations are focused on developing high strength, protein based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries. Segment information is further described in Note 11.

NOTE 2 GOING CONCERN

As reflected in the accompanying financial statements, the Company has a working capital deficiency of $9,190,723 and stockholders’ deficiency of $8,472,864 and used $877,624 of cash in operations for the six months ended June 30, 2025. This raises substantial doubt about its ability to continue as a going concern. The ability of the Company to continue as a going concern is dependent on the Company’s ability to raise additional capital and implement its business plan. The financial statements do not include any adjustments that might be necessary if the Company is unable to continue as a going concern.

Management believes that actions presently being taken to obtain additional funding and implement its strategic plans provide the opportunity for the Company to continue as a going concern.

NOTE 3 EQUIPMENT

At June 30, 2025, and December 31, 2024, property and equipment, net, is as follows:

	June 30, 2025	December 31, 2024	Estimated Useful Lives (Years)
Automobile	$41,805	$41,805	5
Laboratory Equipment	138,332	134,550	5-10
Office Equipment	7,260	7,260	5-10
Leasehold Improvements	82,739	82,739	2-5

Less: Accumulated Depreciation	(233,152)	(221,633)
Total Property and Equipment, net	$36,984	$44,721

Depreciation expense for the three months ended June 30, 2025, and 2024, was $5,837 and $6,730, respectively.

Depreciation expense for the six months ended June 30, 2025, and 2024, was $11,520 and $13,459, respectively.

F-12

NOTE 4 - RIGHT TO USE ASSETS AND LEASE LIABILITY

We determine if an arrangement is a lease, or contains a lease, at inception and record the leases in our financial statements upon lease commencement, which is the date when the underlying asset is made available for use by the lessor.

We have a lease agreement with lease and non-lease components and have elected to utilize the practical expedient to account for lease and non-lease components together as a single combined lease component, from both a lessee and lessor perspective with the exception of direct sales-type leases and production equipment classes embedded in supply agreements. From a lessor perspective, the timing and pattern of transfer are the same for the non-lease components and associated lease component and, the lease component, if accounted for separately, would be classified as an operating lease.

We have elected not to present short-term leases on the balance sheet as these leases have a lease term of 12 months or less at lease inception and do not contain purchase options or renewal terms that we are reasonably certain to exercise. All other lease assets and lease liabilities are recognized based on the present value of lease payments over the lease term at commencement date. Because our lease does not provide an implicit rate of return, we used our incremental borrowing rate based on the information available at lease commencement date in determining the present value of lease payments.

In general, leases, where we are the lessee, may include options to extend the lease term. These leases may include options to terminate the lease prior to the end of the agreed upon lease term. For purposes of calculating lease liabilities, lease terms include options to extend or terminate the lease when it is reasonably certain that we will exercise such options.

Lease expense for operating leases is recognized on a straight-line basis over the lease term as cost of revenues or operating expenses depending on the nature of the leased asset. Certain operating leases provide for annual increases to lease payments based on an index or rate. We calculate the present value of future lease payments based on the index or rate at the lease commencement date.

Differences between the calculated lease payment and actual payment are expensed as incurred. Amortization of finance lease assets is recognized over the lease term as cost of revenues or operating expenses depending on the nature of the leased asset.

Interest expense on finance lease liabilities is recognized over the lease term in interest expense.

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On September 5, 2019, we signed a two year lease for a 5,000 square foot property in Lansing, MI that commenced on October 1, 2019 and ends on September 30, 2021, for its research and development headquarters. We pay an annual rent of $42,000 for year one of the lease and will pay $44,800 for year two of the lease. On April 16, 2021, the Company signed a two year amendment to this lease. Commencing on July 1, 2021 and ending on September 30, 2022, the Company paid an annualized rent of $42,000. From October 1, 2022 through September 30, 2023, the Company will pay an annual rent of $44,800. The Company recorded ROU asset of $79,862 and lease liability of $79,862 in accordance with the adoption of the new guidance. On October 1, 2023, the Company extended the terms of the lease through September 30, 2025. From October 1, 2023, through December 31, 2024, the Company paid an annual rent of $44,800. From October 1, 2024, through September 30, 2025, the Company will pay an annual rent of $47,600. The Company recorded ROU asset of $85,022 and lease liability of $85,022 in accordance with the adoption of the new guidance.

On May 9, 2019, the Company signed a 5 year property lease with the Socialist Republic of Vietnam which consists of 4,560.57 square meters of space, which it leases at a current rent of approximately $45,150 per year one and two and with the 5% increase per year for three through five. On July 1, 2021, the Company ended this lease agreement, and the company recorded the associated ROU asset and lease liability of $241,800.

On July 1, 2021, the Company signed a 5-year property lease with the Socialist Republic of Vietnam, which consists of 6,000 square meters of space, which it leases at a current rent of approximately $8,645 per year.

F-13

On January 31, 2024, the Company signed a five year lease for a 700 square meter facility in Lam Dong, Vietnam that commenced on February 1, 2024, and ends on January 31, 2029. We pay an annual rent of ~$7,284 for year one and two of the lease. For years 3-5 the price will increase with Vietnam’s state land price bracket, not to exceed 10%. The Company recorded ROU asset of $30,084 and lease liability of $30,084 in accordance with the adoption of the new guidance. During the year ended December 31, 2024, the Company was in terminated its ROU lease arrangement. The Company does not occupy or use the facility and therefore has determined to impair this asset as there is no future benefit.

On September 20, 2024, the Company signed a six year lease for an 80 square meter facility in Lam Dong, Vietnam that commenced on September 20, 2024, and ends on December 31, 2030. The rent payments started after December 31, 2024. We pay an annual rent as follows:

Lease Term		Annual Rent
9/20/2024	9/30/2026	$7,200.00
10/1/2026	12/31/2027	$7,920.00
1/1/2028	12/31/2030	$8,712.00

If the agreement is renewed, price will increase with Vietnam’s state land price bracket, not to exceed 10%. In addition, the Company paid a security deposit of ~$3,657 for October 1, 2026, through December 31, 2027. Additional deposit of ~$3,657 will be due on January 1, 2028. The Company recorded ROU asset of $39,489 and lease liability of $39,489 in accordance with the adoption of the new guidance.

The tables below present information regarding the Company’s operating lease assets and liabilities at December 31, 2024:

At June 30, 2025, and December 31, 2024, the Company had no financing leases as defined in ASC 842, “Leases.”

	June 30, 2025	December 31, 2024
Assets

Operating lease - right-of-use asset - non-current	$58,426	$86,088

Liabilities

Operating lease liability	$58,776	$87,474

Weighted-average remaining lease term (years)	3.72	3.35

Weighted-average discount rate	8%	8%

The components of lease expense were as follows:

Operating lease costs

Amortization of right-of-use operating lease asset	$31,022	$66,394
Impairment of right of use asset	$-	30,084
Total operating lease costs	$31,022	$96,479

Supplemental cash flow information related to operating leases was as follows:

Operating cash outflows from operating lease (obligation payment)	$31,722	$54,144
Right-of-use asset obtained in exchange for new operating lease liability	$-	$30,084
Impairment of right of use asset	$-	$(30,084)
Net	$-	$-

Future minimum lease payments required under leases that have initial or remaining non-cancellable lease terms in excess of one year at December 31, 2024:

2025 – 6 Months	$19,822
2026	12,963
2027	7,860
2028	8,448
2029	8,712
2030 and beyond	11,616
Total lease payments	69,421
Less: amount representing interest	(10,645)
Total lease obligations	58,776

Less: current portion of operating lease liability	(24,278)
Long-term portion operating lease liability	$34,498

F-14

NOTE 5 NOTE PAYABLE – RELATED PARTY

Between June 6, 2016, and December 1, 2020 the Company received a total of $1,657,000 in loans from its founder and CEO. Pursuant to the terms of the loans, the advances bear an interest at 3%, is unsecured, and due on demand.

On January 26, 2022, the Company repaid $40,000 of the outstanding loan to its founder and CEO.

Total loan payable to the founder and CEO for as of June 30, 2025, is $1,617,000.

Total loan payable to the founder and CEO as of December 31, 2024, is $1,617,000.

During the six months ended June 30, 2025, the Company recorded $40,093 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $24,056. As of June 30, 2025, total interest payable is $333,832.

During the six months ended June 30, 2024, the Company recorded $40,314 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $29,287.

As of June 30, 2025, total interest payable is $3,371,009.

As of December 31, 2024, total interest payable is $3,128,768.

During the year ended December 31, 2024, the Company recorded $81,072 as an in-kind contribution of interest related to the loan and recorded accrued interest payable of $57,832. As of December 31, 2024, total interest payable is $304,545.

NOTE 6 LOAN PAYABLE

On March 1, 2019, the Company entered into an unsecured promissory note with Notre Dame - an unrelated party in the amount of $265,244 in exchange for outstanding account payable due to the debtor. Pursuant to the terms of the note, the note bears 10% interest per year from the date of default until the date the loan is paid in full. The term of the loan is twenty-four months. The loan repayment commenced immediately over a twenty-four month period according to the following table.

1. $1,000 per month for the first nine months;

2. $2,000 per month for the months seven and eight;

3. $5,000 per month for months nine through twenty-three; and,

4. Final payment of all remaining balance, in the amount of $180,224 in month 24.

On July 8, 2021, the Company entered into an amendment to the March 1, 2019 agreement. As of the date of the amendment, the remaining outstanding balance was $180,244. The loan repayment commenced immediately following the amendment and extended over a fourteen-month period with the following terms:

1.	$5,000 per month for months one through thirteen.
2.	Final payment of the remaining balance in the amount of $115,244 split into two equal payments, of which $57,622 to be paid in month fourteen and $57,622 paid in month twenty.

The Company has continued to make $5,000 monthly payment against this remaining balance in lieu of the balloon payments in months fourteen and twenty. The Company made the final payment on August 1, 2024.

During the year ended December 31, 2024, the Company paid $35,244 of the loan balance. The loan was repaid in full as of December 31, 2024.

NOTE 7 STOCKHOLDERS’ DEFICIT

(A) Common Stock Issued for Cash

On January 21, 2025, the Company entered into a Standby Equity Purchase Agreement with an investor granting the Company the rights to sell up to $10 Million of common stock. During the six months ended June 30, 2025, the Company sold 10,986,934 shares of common stock for total cash proceeds of $881,367, and paid stock offering costs of $10,000 and accrued an additional $15,000.

None issued for the six months ended June 30, 2024.

(B) Common Stock Issued for Services

Shares issued for services as mentioned below were valued at the closing price of the stock on the date of grant.

None issued for the three and six months ended June 30, 2025 and 2024.

F-15

(C) Common Stock Warrants and Options

On March 14, 2025, the Company issued 2,157,710 shares of Common stock in connection with the cashless exercise of 2,181,518 warrants.

On January 4, 2024, the Company cancelled 1,000,000 warrants issued to a consultant on August 8, 2019. The Company recorded $118,874 as an offset to an expense and additional paid in capital for options cancelled. The net effect on equity was $0.

On April 1, 2025, the Company issued a 7-year option to purchase 6,000,000 shares of common stock at an exercise price of $.08900 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $465,840, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable based on the following vesting provisions:

●	1,500,000 vests after 24 months
●	2,000,000 vests after 36 months
●	2,500,000 vests after 48 months

During the six months ended June 30, 2025, the Company recorded $29,095 as an expense for options issued.

Expected dividends	0%
Expected volatility	125.30%
Expected term	5.5 years
Risk free interest rate	4.03%
Expected forfeitures	0%

On October 1, 2024, the Company issued a 7-year option to purchase 461,000 shares of common stock at an exercise price of $0.8685 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $33,533, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2031. During the six months ended June 30, 2025, the Company recorded $ 8,394 as an expense for options issued.

Expected dividends	0%
Expected volatility	127.90%
Expected term	4.5 years
Risk free interest rate	3.51%
Expected forfeitures	0%

On August 6, 2024, the Company issued a 7-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.1024 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $190,880, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2031. During the six months ended June 30, 2025, the Company recorded $13,628 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.80%
Expected term	4.5 years
Risk free interest rate	3.73%
Expected forfeitures	0%

On August 6, 2024, the Company issued a 7-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.1024 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $190,880, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2031. During the six months ended June 30, 2025, the Company recorded $13,628 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.80%
Expected term	7 years
Risk free interest rate	3.76%
Expected forfeitures	0%

F-16

On August 6, 2024, the Company issued a 7-year option to purchase 2,000,000 shares of common stock at an exercise price of $0.1024 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $190,880, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2031. During the six months ended June 30, 2025, the Company recorded $13,628 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.80%
Expected term	7 years
Risk free interest rate	3.76%
Expected forfeitures	0%

On August 6, 2024 the Company issued a 7-year option to purchase 50,000 shares of common stock at an exercise price of $0.1024 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $4,345, based upon the Black-Scholes option-pricing model on the date of grant. Options will vest upon certain triggering events as defined by the Company in the Employee Stock Option Plan, as long as the employee remains with the Company at vesting date. Options will be exercisable on August 6, 2026. During the six months ended June 30, 2025, the Company recorded $1,086 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.80%
Expected term	4.5 years
Risk free interest rate	3.73%
Expected forfeitures	0%

On April 13, 2024, the Company issued a 8.5-year option to purchase 5,000,000 shares of common stock at an exercise price of $0.08225 per share to a related party for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $339,100, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options are exercisable October 12, 2025, and for a period expiring on October 10, 2032. During the year ended December 31, 2024, the Company recorded $339,100 as an expense for options issued.

Expected dividends	0%
Expected volatility	134.80%
Expected term	4.25 years
Risk free interest rate	4.54%
Expected forfeitures	0%

On April 13, 2024, the Company issued a 9.33-year option to purchase 5,000,000 shares of common stock at an exercise price of $0.08225 per share to a related party for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $343,350, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options are exercisable on August 12, 2026, and for a period expiring on August 10, 2033. During the year ended December 31, 2024, the Company recorded $343,350 as an expense for options issued.

Expected dividends	0%
Expected volatility	130.50%
Expected term	4.75 years
Risk free interest rate	4.54%
Expected forfeitures	0%

F-17

On April 8, 2024, the Company issued a 6.5-year option to purchase 150,000 shares of common stock at an exercise price of $0.0834 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $9,588, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options are exercisable on April 7, 2026, and for a period expiring on October 6, 2030. During the year ended December 31, 2024, the Company recorded $9,588 as an expense for options issued.

Expected dividends	0%
Expected volatility	138.60%
Expected term	3.25 years
Risk free interest rate	4.60%
Expected forfeitures	0%

On April 3, 2024, the Company issued a 6.5-year option to purchase 500,000 shares of common stock at an exercise price of $0.082 per share for services rendered. The expected life for awards uses the simplified method for all “plain vanilla” options, as defined in ASC 718-10-S99, and the contractual term for all other employee and non-employee awards. The options had a fair value of $31,970, based upon the Black-Scholes option-pricing model on the date of grant. Options vest on grant date. Options are exercisable on October 2, 2026, and for a period expiring on October 1, 2030. During the year ended December 31, 2024, the Company recorded $31,970 as an expense for options issued.

Expected dividends	0%
Expected volatility	138.30%
Expected term	3.25 years
Risk free interest rate	4.48%
Expected forfeitures	0%

On December 13, 2023, the Company issued a 5-year option to purchase 6,000,000 shares of common stock at an exercise price of $0.04 per share to a related party for services rendered. The options had a fair value of $162,000, based upon the Black-Scholes option-pricing model on the date of grant. Options vest 20% on the grant date, 20% will vest on the second anniversary, 20% will vest on the third-year anniversary, 20% will vest on the fourth year anniversary as long as the employee remains with the Company at the end of each successive year for four years. Options will be exercisable on December 31, 2023, and for a period of 10 years expiring on December 13, 2033. During the six months ended June 30, 2025, the Company recorded $16,200 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.30%
Expected term	6.25 years
Risk free interest rate	4.04%
Expected forfeitures	0%

On December 13, 2023, the Company issued a 5-year option to purchase 4,000,000 shares of common stock at an exercise price of $0.04 per share to a related party for services rendered. The options had a fair value of $108,000, based upon the Black-Scholes option-pricing model on the date of grant. Options vest 20% on the grant date, 20% will vest on the second anniversary, 20% will vest on the third-year anniversary, 20% will vest on the fourth year anniversary as long as the employee remains with the Company at the end of each successive year for four years. Options will be exercisable on December 31, 2024, and for a period of 10 years expiring on December 13, 2033. During the six months ended June 30, 2025, the Company recorded $10,800 as an expense for options issued.

Expected dividends	0%
Expected volatility	133.30%
Expected term	6.25 years
Risk free interest rate	4.04%
Expected forfeitures	0%

F-18

Warrant activity as of June 30, 2025 is summarized as follows:

Warrants	Number of Warrants	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding – December 31, 2024	81,035,714	$0.0895	4.32	$1,989,500
Exercisable – December 31, 2024	81,035,714	$0.10	4.32	$1,989,500
Granted	6,000,000	$0.0890	–	–
Exercised	(2,181,518)	$0.001	–	–
Cancelled/Forfeited	–	$-	–	–
Outstanding – June 30, 2025	84,854,194	$0.10	4.19	$1,415,160
Exercisable – June 30, 2025	84,854,194	$0.10	4.19	$1,415,160

As of June 30, 2025, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.001	6,318,482	0.96	$499,160
$0.04	2,300,000	1.25	$92,000
$0.056	1,000,000	.02	$24,000
$0.2299	4,125,000	0.59	$–
$0.16	3,125,000	0.45	$–
$0.25	8,000,000	0.73	$–
$0.1160	500,000	0.02	$–
$0.12	12,500,000	1.55	$–
$0.14	4,285,714	1.55	$–
$0.04	4,000,000	7.46	$160,000
$0.04	6,000,000	7.46	$240,000
$0.04	10,000,000	7.46	$400,000
$0.0825	5,000,000	7.28	$-
$0.0825	5,000,000	8.12	$-
$0.08	150,000	5.27	$-
$0.08	500,000	5.25	$-
$0.1024	2,000,000	6.11	$–
$0.1024	2,000,000	6.11	$–
$0.1024	2,000,000	6.11	$–
$0.1024	50,000	6.11	$–
$0.0890	6,000,000	3.76	$-
	84,854,194		$1,415,160

F-19

As of December 31, 2024, the following warrants were outstanding:

Exercise Price Warrants Outstanding	Warrants Exercisable	Weighted Average Remaining Contractual Life	Aggregate Intrinsic Value
$0.001	8,500,000	1.39	$756,500
$0.04	2,300,000	2.00	$115,000
$0.056	1,000,000	0.77	$34,000
$0.2299	4,125,000	1.34	$–
$0.16	3,125,000	1.20	$–
$0.25	8,000,000	1.48	$–
$0.1160	500,000	0.77	$–
$0.12	12,500,000	2.29	$–
$0.14	4,285,714	2.29	$–
$0.04	4,000,000	8.21	$200,000
$0.04	6,000,000	8.21	$300,000
$0.04	10,000,000	8.21	$500,000
$0.0825	5,000,000	8.03	$38,750
$0.0825	5,000,000	8.87	$38,750
$0.08	150,000	6.01	$1,500
$0.08	500,000	6.01	$5,000
$0.1024	2,000,000	6.86	$–
$0.1024	2,000,000	6.86	$–
$0.1024	2,000,000	6.86	$–
$0.1024	50,000	6.86	$–
	81,035,714		$1,989,500

Options activity as of December 31, 2024 is summarized as follows:

Options	Number of Options	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (Years)	Aggregate Intrinsic Value
Outstanding – December 31, 2024	26,981,000	$0.114	16.10	$–
Exercisable – December 31, 2024	26,981,000	$0.114	16.10	$–
Granted	–	$–	–	–
Exercised	–	$–	–	–
Cancelled/Forfeited	–	$–	–	–
Outstanding – June 30, 2025	26,981,000	$0.114	15.60	$–
Exercisable – June 30, 2025	26,981,000	$0.114	15.60	$–

For the six months ended June 30, 2025, the following options were outstanding:

Exercise Price	Options Outstanding	Options Exercisable	Weighted Average Remaining Contractual Life (in Years)

$0.114	26,981,000	26,981,000	15.60

For the year ended December 31, 2024, the following options were outstanding:

Exercise Price	Options Outstanding	Options Exercisable	Weighted Average Remaining Contractual Life (in Years)

$0.114	26,981,000	26,981,000	16.10

F-20

(C) Amendment to Articles of Incorporation

On February 16, 2009, the Company amended its articles of incorporation to amend the number and class of shares the Company is authorized to issue as follows:

●	Common stock Class A, unlimited number of shares authorized, no par value
●	Common stock Class B, unlimited number of shares authorized, no par value
●	Preferred stock, unlimited number of shares authorized, no par value

Effective December 17, 2013, the Company amended its articles of incorporation to designate a Series A no par value preferred stock. Two shares of Series A Preferred stock have been authorized.

On March 26, 2024, the Company increased the total authorized Series A preferred stock to four shares as approved by the board of directors.

On March 26, 2024, the Company issued one share of Series A preferred stock to Mr. Thompson, our CEO and founder. In consideration for the share of Series A preferred stock, Mr. Thompson paid twenty thousand dollars ($20,000), in the form of debt cancellation.

NOTE 8 COMMITMENTS AND CONTINGENCIES

On November 10, 2010, the Company entered into an employment agreement with its CEO, effective January 1, 2011 through the December 31, 2015. The term of the agreement is a five year period at an annual salary of $210,000. There is a 6% annual increase. For the year ending December 31, 2015, the annual salary was $281,027. The employee is also to receive a 20% bonus based on the annual based salary. Any stock, stock options bonuses have to be approved by the board of directors. On January 1, 2016, the agreement was renewed with the same terms for another 5 years with an annual salary of $297,889 for the year ended December 31, 2016. On January 1, 2017, the agreement renewed with the same terms for another 5 years, but with an annual salary of $315,764 for the year ended December 31, 2017. On January 1, 2019, the agreement renewed again with the same terms for another 5 years. On January 1, 2025, the agreement renewed again with the same terms, but with an annual salary of $503,277 for the years ended December 31, 2025. As of June 30, 2025, and December 31, 2024, the accrued salary balance is $4,119,701 and $3,951,133, respectively (See Note 9).

On January 20, 2015, the board of directors appointed Mr. Jonathan R. Rice as our Chief Operating Officer. Mr. Rice’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to an annual cash compensation of $120,000, which includes salary, health insurance, 401K retirement plan contributions, etc. The Company also agreed to reimburse Mr. Rice for his past educational expenses of approximately $11,000. In addition, Mr. Rice was issued a three-year warrant to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “January 2015 Warrant”) pursuant to the employment agreement. Additionally, on May 28, 2015, the Company issued a three-year warrant to purchase 3,000,000 shares of common stock of the Company at an exercise price of $0.001 per share (the “May 2015 Warrant”) to Mr. Rice. The May 2015 warrant fully vested on October 28, 2016, and will expire on May 28, 2022. For the year ended December 31, 2015, the Company recorded $121,448 for the warrants issued to Mr. Rice. On January 14, 2016, the Company signed a new employment agreement with Mr. Rice. The employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Rice is entitled to annual cash compensation of $140,000, which includes salary, health insurance, 401K retirement plan contributions, etc. In addition, Mr. Rice was issued a three-year warrant to purchase 6,000,000 shares of common stock of the Company at an exercise price of $0.001 per share pursuant to the employment agreement (the “May 2016 Warrant”). The May 2016 warrant fully vested on February 20, 2017 and will expire on May 20, 2026. On January 9, 2018, the Company extended the expiration date of the January 2015 warrant from January 19, 2018 to January 31, 2020, and on January 10, 2020 the Company extended the expiration date of the January 2015 warrant to January 10, 2025 and on March 15, 2018, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 31, 2019. On March 25, 2019, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2020. On March 5, 2021, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2022. On February 25, 2022, the Company signed an extension of its at-will employment agreement with its COO, extending the term to January 1, 2023. On August 8, 2019, Mr. Rice was issued a set of three five-year warrants to purchase a total of 6,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share pursuant to the employment agreement. On April 26, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by $20,000 per year and issue a one-time $20,000 bonus. Additionally, on August 15, 2019, the Company signed an agreement to increase Mr. Rice’s base salary by an additional $20,000 per year.

F-21

As of June 30, 2025, and December 31, 2024, the Company owes $4,821 and $5,356, respectively, to Mr. Rice for payroll payable.

On July 3, 2019, the board of directors appointed Mr. Kenneth Le as the Company’s Director of Government relations and President of Prodigy Textiles. Mr. Le’s employment agreement has a term of one year and can be terminated by either the Company or Mr. Rice at any time. Under the employment agreement, Mr. Le is entitled to annual cash compensation of $60,000. In addition, Mr. Le was issued two three-year warrants to purchase 2,000,000 shares of common stock of the Company at an exercise price of $0.2299 per share. As of December 31, 2024, 2,000,000 warrants were cancelled by the Company. On December 13, 2023, the Company issued a 5-year option to purchase 4,000,000 shares of common stock at an exercise price of $0.04 per share to a related party for services rendered. The options had a fair value of $108,000, based upon the Black-Scholes option-pricing model on the date of grant. Options vest 20% on the grant date, 20% will vest on the second anniversary, 20% will vest on the third-year anniversary, 20% will vest on the fourth year anniversary as long as the employee remains with the Company at the end of each successive year for four years. Options will be exercisable on December 31, 2023, and for a period of 10 years expiring on December 13, 2033. As of June 30, 2025, and December 31, 2024, the accrued salary balance is $1,598 and $1,775, respectively.

Legal Matters

The Company may be involved in legal actions and claims arising in the ordinary course of business, from time to time, none of which at the time are considered to be material to the Company’s business or financial condition.

(A) License Agreement

On May 8, 2006, the Company entered into a license agreement. Pursuant to the terms of the agreement, the Company paid a non- refundable license fee of $10,000. The Company will pay a license maintenance fee of $10,000 on the one year anniversary of this agreement and each year thereafter. The Company will pay an annual research fee of $13,700 with first payment due January 2007, then on each subsequent anniversary of the effective date commencing May 4, 2007. The annual research fees are accrued by the Company for future payment. Pursuant to the terms of the agreement the Company may be required to pay additional fees aggregating up to a maximum of $10,000 a year for patent maintenance and prosecution relating to the licensed intellectual property.

On October 28, 2011, the Company entered into a license agreement with the University of Notre Dame. Under the agreement, the Company received exclusive and non-exclusive rights to certain spider silk technologies including commercial rights with the right to sublicense such intellectual property. In consideration of the licenses granted under the agreement, the Company agreed to issue to the University of Notre Dame 2,200,000 shares of its common stock and to pay a royalty of 2% of net sales. The license agreement has a term of 20 years which can be extended on an annual basis after that. It can be terminated by the University of Notre Dame if the Company defaults on its obligations under the agreement and fails to cure such default within 90 days of a written notice by the university. The Company can terminate the agreement upon a 90 day written notice subject to payment of a termination fee of $5,000 if the termination takes place within 2 years after its effectiveness, $10,000 if the termination takes place within 4 years after its effectiveness and $20,000 if the Agreement is terminated after 4 years. On May 5, 2017, the Company signed an addendum to that agreement relating to tangible property and project intellectual property. On March 1, 2019, the Company singed an addendum to that agreement. The Company entered into a separate loan agreement and promissory note dated March 1, 2019, as a payment for expenses paid by the University prior to January 31, 2019, totaling $265,244 and issued 4,025,652 shares of Class A common stock with a fair value of $281,659 as payment of certain debt. In the event of default, the license agreement will be terminated. During the year ended December 31, 2024, the Company paid $35,244 of the balance (See Notes 6).

F-22

On December 26, 2006, the Company entered into an addendum to the intellectual property transfer agreement with Mr. Thompson, its CEO. In accordance with FASB ASC No 480, Distinguishing Liabilities from Equity, the Company determined that the present value of the payment of $120,000 that was due on December 26, 2007. As of June 30, 2025, and December 31, 2024, the outstanding balance is $65,292. For the six months ended June 30, 2025, the Company recorded $978 in interest expensed and related accrued interest payable.

(B) Operating Lease Agreements

Since September of 2015, we rent office space at 2723 South State Street, Suite 150, Ann Arbor, Michigan 48104, which is our principal place of business. We pay an annual rent of $2,508 for conference facilities, mail, fax, and reception services located at our principal place of business.

On September 20, 2024, the Company signed a six-year lease for an 80 square meter facility in Lam Dong, Vietnam that commenced on September 20, 2024 and ends on December 31, 2030. We pay an annual rent as follows:

Lease Term		Annual Rent
9/20/2024	9/30/2026	$7,200.00
10/1/2026	12/31/2027	$7,920.00
1/1/2028	12/31/2030	$8,712.00

If the agreement is renewed, price will increase with Vietnam’s state land price bracket, not to exceed 10%. In addition, the Company paid a security deposit of ~$3,657 for October 1, 2026 through December 31, 2027. Additional deposit of ~$3,657 will be due on January 1, 2028.

On January 31, 2024, the Company signed a five-year lease for a 700 square meter facility in Lam Dong, Vietnam that commenced on February 1, 2024, and ends on January 31, 2029. We pay an annual rent of ~$7,284 for year one and two of the lease. For years 3-5 the price will increase with Vietnam’s state land price bracket, not to exceed 10%. During the year ended December 31, 2024, the Company terminated its ROU lease arrangement. The Company does not occupy or use the facility and therefore has determined to impair this asset as there is no future benefit.

On July 1, 2021, the Company signed a five year property lease in Vietnam which consists of 6,000 square meters of space, which it leases at a current rent of approximately $8,645 per year. The Company accounts for the lease in accordance with ASC Topic 842, “Leases”

On September 13, 2017, the Company signed a two year lease with a 2 year option commencing on October 1, 2017 and ending on September 31, 2019. The Company paid an annual rent of $39,200 for the year one of lease and $42,000 for the year two of lease for office and manufacturing space. On September 5, 2019, the Company signed a new two-year lease for this 5,000 square foot property in Lansing, MI that commenced on October 1, 2019, and ended on September 30, 2021, for its research and development headquarters. The Company pays an annual rent of $42,000 for year one of the lease and $44,800 for year two of the lease. On April 16, 2021, the Company signed a two year amendment to this lease. Commencing on July 1, 2021, and ending on September 30, 2022, the Company paid an annualized rent of $42,000. From October 1, 2022, through September 30, 2023, the Company will pay an annual rent of $44,800. On October 1, 2023, the Company extended the terms of the lease through September 30, 2025. From October 1, 2023, through December 31, 2024, the Company will pay an annual rent of $44,800. From October 1, 2024, through September 30, 2025, the Company will pay an annual rent of $47,600. The Company accounts for the lease in accordance with ASC Topic 842, “Leases”

NOTE 9 RELATED PARTY TRANSACTIONS

Accounts payable and accrued expenses – related party consists of the following:

	As of June 30, 2025	As of December 31, 2024

Accounts payable - related party	$299,485	$296,154
Accrued expenses - related party	4,126,118	3,958,264
Accrued interest - related party	3,371,009	3,128,768
Total accounts payable and accrued expenses - related party	$7,796,612	$7,383,186

Between June 6, 2016, and December 1, 2020, the Company received a total of $1,657,000 in loans from its founder and CEO. Pursuant to the terms of the loan, the advance bears an interest at 3%, is unsecured, and due on demand.

F-23

On January 26, 2022, the Company repaid $40,000 of the outstanding loan to its founder and CEO.

Total loan payable to principal stockholder for as of June 30, 2025, is $1,617,000.

Total loan payable to this principal stockholder as of December 31, 2024, is $1,617,000.

On February 2, 2024, the Company repaid $90,000 of accrued expenses to its Chief Executive Officer.

During the six months ended June 30, 2025, the Company recorded $40,093 as an in-kind contribution of interest related to the loan.

During the six months ended June 30, 2024, the Company recorded $40,314 as an in-kind contribution of interest related to the loan.

As of June 30, 2025, the Company recorded accrued interest payable of $29,287.

As of June 30, 2024, the Company recorded accrued interest payable of $28,707.

As of June 30, 2025, total interest payable is $3,371,009.

As of December 31, 2024, total interest payable is $3,128,768.

As of June 30, 2025, and December 31, 2024, there was $299,485 and $296,154, respectively, included in accounts payable – related party, which is owed to the Company’s Chief Executive Officer for expenses paid on behalf of the Company.

As of June 30, 2025, and December 31, 2024, there was $4,129,118 and $3,958,264, respectively, included in accrued expenses – related party, which includes accrued salaries owed to the Company’s senior staff.

As of June 30, 2025, and December 31, 2024, there was $3,371,009 and $3,128,768, respectively, included in accrued interest – related party, which includes interest on accrued salary and accrued expenses owed to the Company’s Chief Executive Officer.

In aggregate as of June 30, 2025, and December 31, 2024, the Company owed $7,796,612 and $7,383,186, respectively to its related parties in accrued salaries and accrued interest.

As of June 30, 2025, and December 31, 2024, the Company owed $65,292 and $65,292, respectively, in royalty agreement payable to Chief Executive Officer.

NOTE 10 SEGMENT INFORMATION

We operate as one segment, and our operations are focused on developing high strength, protein-based fiber, using recombinant DNA technology, for commercial applications in the textile and specialty fiber industries

Our Chief Executive Officer, as the CODM, uses consolidated net loss to evaluate our expenditures and monitor budget versus actual results. The monitoring of budget versus actual results and cash on hand are used in assessing the performance of the segment and in establishing resource allocation across the organization.

Factors used in determining the reportable segment include the nature of our operating activities, the organizational and reporting structure and the type of information reviewed by the CODM to allocate resources and evaluate financial performance.

F-24

Significant expenses within net loss include general and administrative, professional fees, officers’ salary, research and development, interest expense, interest income and other, net and income tax expense, which are each separately presented on our consolidated statements of operations.

The following table presents information about the segment’s loss for the three months ended June 30, 2025:

Revenue	$-

Less:
Employee expense	356,922
Occupancy expense	17,107
Research and development expense	80,244
Professional services expense	69,325
Warrants issued for services expense	67,779
Depreciation and amortization expense	5,836
Interest Expense	141,986
Office expense	9,264
Other segment expense (a)	31,275
Other income	(63,616)
Unrealized loss investment on gold	10,011
Segment net loss	726,133

Reconciliation of loss

Adjustments and reconciling items	-

Consolidated net loss	$726,133

The following table presents information about the segment’s loss for the six months ended June 30, 2025:

Revenue	$-

Less:
Employee expense	709,965
Occupancy expense	33,669
Research and development expense	115,019
Professional services expense	132,360
Warrants issued for services expense	106,463
Depreciation and amortization expense	11,520
Interest Expense	282,334
Office expense	20,572
Other segment expense (a)	88,676
Other income	(66,935)
Unrealized gain investment on gold	(107,477)
Segment net loss	1,326,166

Reconciliation of loss

Adjustments and reconciling items	-

Consolidated net loss	$1,326,166

(a)	Other segment items included in segment net loss include bank service charges, insurance, filing fees, meals, and other overhead expenses

Segment Assets:

As of June 30, 2025, total segment assets amounted to $1,591,332.

NOTE 11 SUBSEQUENT EVENTS

The Company has analyzed its operations subsequent to August 14, 2025 through the date these financial statements were issued, and other than those listed below, has determined that it does not have any material subsequent events to disclose.

On July 1, 2025, the Company issued 314,636 shares of Common Stock to an Employee for the cashless exercise of 318,482 Common Stock Warrants.

On July 1, 2025, the Company issued 800,000 shares of Common Stock in exchange for $62,080 per the terms of the SEPA.

On July 7, 2025, the Company issued 1,700,000 shares of Common Stock in exchange for $132,430 per the terms of the SEPA.

On July 9, 2025, the Company issued 5,000,000 shares of Common Stock to a consultant for services rendered.

On July 10, 2025, the Company issued 250,000 Common Stock warrants under its employee stock option plan to an employee with an exercise price of $0.091.

On July 10, 2025, the Company issued 250,000 Common Stock warrants under its employee stock option plan to an employee with an exercise price of $0.091.

On July 10, 2025, the Company issued 690,950 shares of Common Stock in exchange for $53,825 per the terms of the SEPA.

On July 16, 2025, the Company issued 5,000,000 shares of Common Stock to a consultant for services rendered.

On July 17, 2025, the Company issued 426,193 shares of Common Stock in exchange for $32,775.55 per the terms of the SEPA.

On July 22, 2025, the Company issued 600,000 shares of Common Stock in exchange for $46,980 per the terms of the SEPA.

On July 28, 2025, the Company issued 700,000 shares of Common Stock in exchange for $54,670 per the terms of the SEPA.

On August 1, 2025, the Company issued 313,280 shares of Common Stock in exchange for $24,404.51 per the terms of the SEPA.

On August 5, 2025, the Company issued 600,000 shares of Common Stock in exchange for $46,500 per the terms of the SEPA.

On August 13, 2025, the Company issued 500,000 shares of Common Stock in exchange for $38,712.50 per the terms of the SEPA.

F-25

ITEM 2. MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

FORWARD-LOOKING INFORMATION

The following information should be read in conjunction with Kraig Biocraft Laboratories, Inc. and its subsidiaries (“we”, “us”, “our”, or the “Company”) condensed unaudited financial statements and the notes thereto contained elsewhere in this report. Information in this Item 2, “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” and elsewhere in this Form 10-Q that does not consist of historical facts, are “forward-looking statements.” Statements accompanied or qualified by, or containing words such as “may,” “will,” “should,” “believes,” “expects,” “intends,” “plans,” “projects,” “estimates,” “predicts,” “potential,” “outlook,” “forecast,” “anticipates,” “presume,” and “assume” constitute forward-looking statements, and as such, are not a guarantee of future performance.

Forward-looking statements are subject to risks and uncertainties, certain of which are beyond our control. Actual results could differ materially from those anticipated as a result of the factors described in the “Risk Factors” and detailed in our other Securities and Exchange Commission (“SEC”) filings. Risks and uncertainties can include, among others, international, national and local general economic and market conditions: demographic changes; the ability of the Company to sustain, manage or forecast its growth; the ability of the Company to successfully make and integrate acquisitions; raw material costs and availability; new product development and introduction; existing government regulations and changes in, or the failure to comply with, government regulations; adverse publicity; competition; the loss of significant customers or suppliers; fluctuations and difficulty in forecasting operating results; changes in business strategy or development plans; business disruptions; the ability to attract and retain qualified personnel; the ability to obtain sufficient financing to continue and expand business operations; the ability to develop technology and products; changes in technology and the development of technology and intellectual property by competitors; the ability to protect technology and develop intellectual property; and other factors referenced in this and previous filings. Consequently, investors should not place undue reliance on forward-looking statements as predictive of future results.

Because of these risks and uncertainties, the forward-looking events and circumstances discussed in this report or incorporated by reference might not transpire. Factors that cause actual results or conditions to differ from those anticipated by these and other forward-looking statements include those more fully described elsewhere in this report and in the “Risk Factors” section of our registration statement on Form S-1.

The Company disclaims any obligation to update the forward-looking statements in this report.

Overview

Kraig Biocraft Laboratories, Inc., a Wyoming corporation, is a corporation organized to develop high strength fibers using recombinant DNA technology for commercial applications including technical textiles. We use genetically engineered silkworms that produce spider silk proteins to create our recombinant spider silk. Applications include performance apparel, workwear, filtration, luxury fashion, flexible composites, medical implants, cosmetics and more. We believe that we are a world leader in the research, development, and production of commercially scalable and cost-effective spider silk fiber. Our primary proprietary fiber technology utilizes natural and engineered variants of spider silk produced in domesticated mulberry silkworms. Our business brings twenty-first century biotechnology to the historical silk industry. We are introducing materials with innovative properties into an established commercial ecosystem of silkworm rearing, silk spinning, weaving, and manufacture of garments and other products.

We are using genetic engineering technologies to develop fibers with greater strength, resiliency, and flexibility for use in our target markets, including the specialty fiber and technical textile industries. We believe that the genetically engineered protein-based fibers we seek to produce have properties that are in some ways superior to the materials currently available in the marketplace. Production of our product in commercial quantities holds what we believe to be potential life-saving ballistic resistant material, which we believe is lighter, thinner, more flexible, and tougher than steel. Other potential applications for spider silk based recombinant fibers include use as structural material and for any application in which light weight and high strength are required. We believe that fibers made with recombinant protein-based polymers will make significant inroads into the specialty fiber and technical textile markets.

Through our technologies, the introduction of the gene sequence based on those found in native spider silk, results in a germline transformation and is therefore self-perpetuating. Our recombinant spider silk fibers incorporate the silk proteins found in spider silk with native silkworm silk proteins. This combination of native silkworm proteins combined with spider silk protein structures results in new and unique recombinant silk fibers. This technology is in essence a protein expression platform which has other potential applications including diagnostics and pharmaceutical production. Moreover, our technologies are “green” inasmuch as our fibers and textiles are derived from nature and do not use any petrochemicals as an input into the fibers.

The Report of Independent Registered Public Accounting Firm to our financial statements as of December 31, 2023, and as of December 31, 2024, include an explanatory paragraph stating that our net loss from operations and net capital deficiency at December 31, 2024 raise substantial doubt about our ability to continue as a going concern. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

3

Plan of Operations

During the next twelve months, we expect to take the following steps in connection with the further development of our business and the implementation of our plan of operations:

●	We plan to accelerate and expand commercial-scale production of our recombinant spider silk.

●	We plan to expand our research and development to accelerate our work in creating next-generation materials and to improve the robustness of our recombinant spider silk lines.

●	We plan to create a line of recombinant spider silk fashion wear either under our own brand name or in partnership with existing commercial entities.

●	We plan to continue the expansion of our overseas production operations, including working with local contractors or cooperatives and the hiring of additional direct staff, as needed.

●	We plan to accelerate our microbiology research and development to create more advanced materials. We plan to develop more advanced spider silk and non-spider silk-based fibers for select target markets.

●	We will consider buying an established revenue-producing company in a compatible business, in order to broaden our financial base and facilitate the commercialization of our products; as of the date hereof, we have not had any formal discussion or entered into any definitive agreements regarding any such purchase.

●	We will also actively consider pursuing collaborative research opportunities with private laboratories in areas of research that overlap the company’s existing research and development. If our financing allows, management will strongly consider increasing the breadth of our research to include protein expression platform technologies.

●	We plan to actively pursue collaborative research and product testing opportunities with companies in the biotechnology, materials, textile, and other industries.

●	We plan to actively pursue additional collaborative commercialization, marketing, and manufacturing opportunities with companies in the textile and material sectors for the fibers we developed and for any new polymers that we create in 2025 and going forward.

●	We plan to actively pursue an uplist to a national exchange if such an opportunity presents itself.

Limited Operating History

We have not previously demonstrated that we will be able to expand our business through an increased investment in our research and development efforts. We cannot guarantee that the research and development efforts described in this filing will be successful. Our business is subject to risks inherent in growing an enterprise, including limited capital resources, risks inherent in the research and development process and possible rejection of our products in development.

If financing is not available on satisfactory terms, we may be unable to continue our research and development and other operations. Equity financing will result in dilution to existing stockholders.

4

Note Financing

January 2022

On January 18, 2022, we entered into a securities purchase agreement with YA II PN, LTD., a Cayman Islands exempt company (“Yorkville”), pursuant to which Yorkville purchased secured convertible debentures (the “Securities Purchase Agreement”) in the aggregate principal amount of USD$3,000,000 (the “Convertible Debentures”), which are convertible into shares of Common Stock (as converted, the “Conversion Shares”), of which a secured convertible debenture (the “First Convertible Debenture”) in the principal amount of $1,500,000 (the “First Convertible Debenture Purchase Price”) shall be issued upon signing the Securities Purchase Agreement and a secured convertible debenture (the “Second Convertible Debenture,” together with the First Convertible Debenture, each a “Convertible Debenture” and collectively, the “Convertible Debentures”) in the principal amount of $1,500,000 (the “Second Convertible Debenture Purchase Price”) shall be issued on or about the date that the Securities and Exchange Commission declares the registration statement registering the shares of common stock underlying the notes effective (collectively, the First Convertible Debenture Purchase Price and the Second Convertible Debenture Purchase Price shall collectively be referred to as the “Purchase Price”) (the “Yorkville Transaction”). These additional funds, together with those from the previously completed transactions we conducted with Yorkville between December 2020 and March 2021, account for an $8 million total Yorkville investment; as of November 17, 2022, all debentures to Yorkville pursuant thereto have been satisfied. The Company also issued Yorkville a warrant to purchase 12,500,000 shares of the Company’s Common Stock, at an initial exercise price of $0.12 per share and a warrant to purchase 4,285,714 shares of the Company’s Common Stock, at an initial exercise price of $0.14 per share. The warrants have a term of five (5) years and can be exercised via cashless exercise. If the Company issues or sells securities at a price less than the applicable warrant exercise price, the exercise price of the applicable warrant shall be reduced to such lower price. The warrants also have the same ownership cap as set forth in the Convertible Debentures, as described below.

In connection with the Securities Purchase Agreement, the Company also entered into a Registration Rights Agreement with Yorkville, pursuant to which the Company agreed to register all of the shares of Common Stock underlying the Convertible Debentures and warrants and with respect to subsequent registration statements, if any, such number of shares of Common Stock as requested by Yorkville not to exceed 300% of the maximum number of shares of Common Stock issuable upon conversion of all Convertible Debentures then outstanding (assuming for purposes hereof that (x) such Convertible Debentures are convertible at the then current conversion price and (y) any such conversion shall not take into account any limitations on the conversion of the Convertible Debentures set forth therein, in each case subject to any cutbacks set forth in the Registration Rights Agreement.

Upon signing the letter of intent for the Yorkville Transaction, the Company paid $10,000 to an affiliate of Yorkville, for due diligence and structuring.

The Securities Purchase Agreement also contained customary representation and warranties of the Company and the Investor, indemnification obligations of the Company, termination provisions, and other obligations and rights of the parties.

The foregoing description of the Securities Purchase Agreement, Convertible Debentures, Warrant, Security Agreement, IP Security Agreement, Registration Rights Agreement and Guaranty Agreement is qualified by reference to the full text of the forms of Securities Purchase Agreement, Convertible Debenture and Warrant, which are filed as Exhibits hereto and incorporated herein by reference.

Maxim Group LLC received a cash placement agent fee of $230,000.

Standby Equity Purchase Agreement

On January 21, 2025, we entered into a Standby Equity Purchase Agreement (the “SEPA”) with YA II PN, LTD., a Cayman Islands exempt limited company (the “Investor”). Capitalized terms used herein, but not otherwise defined, have the meaning ascribed to such terms in the SEPA, a copy of which is filed herewith as Exhibit 10.10.

Pursuant to the SEPA, the Company has the right to sell to the Investor up to $10 million of its shares of common stock, subject to certain limitations and conditions set forth in the SEPA, from time to time during the term of the SEPA. Sales of the shares of common stock to the Investor under the SEPA, and the timing of any such sales, are at the Company’s option, and the Company is under no obligation to sell any shares of common stock to the Investor under the SEPA except in connection with notices that may be submitted by the Investor, in certain circumstances as described below.

Upon the satisfaction of the conditions to the Investor’s purchase obligation set forth in the SEPA, including having a registration statement registering the resale of the shares of common stock issuable under the SEPA declared effective by the SEC, the Company will have the right, but not the obligation, from time to time at its discretion until the SEPA is terminated to direct the Investor to purchase a specified number of shares of common stock (“Advance”) by delivering written notice to the Investor (“Advance Notice”). While there is no mandatory minimum amount for any Advance, it may not exceed an amount equal to 100% of the average of the daily traded amount during the five consecutive trading days immediately preceding an Advance Notice.

5

In addition to the satisfaction of the conditions, the Investor shall not be obligated to purchase or acquire, and shall not purchase or acquire, any common stock under the SEPA which, when aggregated with all other common stock beneficially owned by the Investor and its affiliates, would result in the beneficial ownership by the Investor and its affiliates (on an aggregated basis) of a number of shares of common stock exceeding 4.99% of the then outstanding voting power or number of common shares. In addition, in no event shall an Advance exceed the number of common shares registered in respect of the transactions contemplated hereby under the registration statement then in effect.

The Company shall pay the Investor a structuring fee in an amount of $25,000, of which $10,000 has been paid, and $15,000 shall be paid on the earlier of (a) the Closing of the first Advance, or (b) the termination of the SEPA. Additionally, within three days of signing the SEPA (the “Effective Date”), the Company shall pay a commitment fee in an amount equal to 1.00% of the Commitment Amount (the “Commitment Fee”) consisting of such number of Common Shares that is equal to the Commitment Fee divided by the average of the daily VWAPs of the Common Shares during the 3 Trading Days immediately prior to the Effective Date (the “Commitment Shares”). The Commitment Shares issuable hereunder shall be included on the initial Registration Statement.

The SEPA will automatically terminate on the earliest to occur of (i) 36-month anniversary of the Effective Date or (ii) the date on which the Investor shall have made payment of Advances pursuant to the SEPA for shares of common stock equal to the Commitment Amount. The Company has the right to terminate the SEPA at no cost or penalty upon five (5) trading days’ prior written notice to the Investor, provided that there are no outstanding Advance Notices for which shares of common stock need to be issued. Neither the Company nor the Investor may assign or transfer their respective rights and obligations under the SEPA, and no provision of the SEPA may be modified or waived other than by an instrument in writing signed by both parties.

The SEPA contains customary representations, warranties, conditions, and indemnification obligations of the parties. The representations, warranties and covenants contained in such agreements were made only for purposes of such agreements and as of specific dates, were solely for the benefit of the parties to such agreements and may be subject to limitations agreed upon by the contracting parties.

The net proceeds received by the Company under the SEPA will depend on the frequency and prices at which the Company sells its shares of common stock to the Investor. The Company expects that any proceeds received from such sales to the Investor will be used for working capital and general corporate purposes.

During the six months ended June 30, 2025, the Company sold 10,986,934 shares of Common Stock in exchange for $881,367.

6

Three months ended June 30, 2025, compared to the three months ended June 30, 2024:

	Three Months Ended			% Change
	June 30,			Increase
	2025	2024	Change	(Decrease)
NET REVENUES	$-	$-	-	-
COSTS OF REVENUES	-	-	-
Gross Profit	-	-	-
OPERATING EXPENSES:
General and Administrative	344,035	1,097,738	(753,703)	-68.66%
Professional Fees	43,625	104,198	(60,573)	-58.13%
Officer’s Salary	186,197	234,788	(48,591)	-20.70%
Research and Development	63,888	49,414	14,474	29.29%
Total operating expenses	637,745	1,486,138	(848,393)	-57.09%
Loss from operations	(637,745)	(1,486,138)	848,393	-57.09%
Interest expense	(141,986)	(130,889)	(11,097)	8.48%
Net change in unrealized appreciation on investment in gold bullion	(10,011)	20,626	(30,637)	-148.54%
Impairment of right-of-use asset	-	(30,084)	30,084	-100.00%
Gain on sale of gold	62,469	-	62,469	100.00%
Interest income	1,140	20,296	(19,156)	-94.38%
Net Loss	$(726,133)	$(1,606,189)	880,056	-54.79%

Our revenue, operating expenses, and net loss from operations for the three month period ended June 30, 2025, as compared to the three month period ended June 30, 2024, were as follows – some balances on the prior period’s combined financial statements have been reclassified to conform to the current period presentation:

Net Revenues: During the three months ended June 30, 2025, we realized $0 of revenues from our business. During the three months ended June, 2024, we realized $0 of revenues from our business. The change in revenues between the quarter ended June 30, 2025, and 2024 was $0 or 0%.

Cost of Revenues: Costs of revenues for the three months ended June 30, 2025, were $0, as compared to $0 for the three months ended June 30, 2024, a change of $0 or 0%.

Gross Profit: During the three months ended June 30, 2025, we realized a gross profit of $0, as compared to $0 for the three months ended June 30, 2024, a change of $0 or 0%.

Research and development expenses: During the three months ended June 30, 2025, we incurred $63,888 of research and development expenses. During the three months ended June 30, 2024, we incurred $49,414 of research and development expenses. This was an increase of $14,474 or 29.29% in 2025 compared with the same period in 2024. This increase was due to a increase in research spending.

Professional Fees: During the three months ended June 30, 2025, we incurred $43,625 of professional expenses, which decreased by $60,573 or 58.13% from $104,198 for the three months ended June 30, 2024. This decrease was primarily due to a decrease in professional fees and in investor relations services.

Officers Salary: During the three months ended June 30, 2025, officers’ salary expenses decreased to $186,197 or 20.70% from $234,788 for the three months ended June 30, 2024. This change was primarily due to a 6.0% annual increase for the Company’s CEO and offset by a bonus paid to the Company’s COO and Director for the three months ended June 30, 2024.

General and Administrative Expense: General and administrative expenses decreased by $753,703 or 68.66% to $344,035 for the three months ended June 30, 2025, from $1,097,738 for the three months ended June 30, 2024. Our general and administrative expenses for the three months ended June 30, 2025, consisted of other general and administrative expenses (which include expenses such as auto, business development, SEC filings, investor relations, general office, warrants and shares issued for services) of $200,262, travel of $15,421, and office salary of $128,352 for a total of $344,035.

Our general and administrative expenses for the three months ended June 30, 2024 consisted of other general and administrative expenses (which includes expenses such as auto, business development, SEC filings, investor relations, general office, warrants and shares issued for services) of $942,767, travel of $27,341, and office salary of $127,630 for a total of $1,097,738.

7

Net Change in Unrealized Appreciation and Depreciation on Investment in Gold Bullion: Net change in unrealized appreciation on investment in gold bullion decreased by $30,637 to depreciation of $10,011 for the three-month period ended June 30, 2025, from appreciation of $20,626 for the three-month period ended June 30, 2024. The decrease was primarily due to a net change in unrealized appreciation on investment in gold bullion.

Interest Expense: Interest expense increased by $11,097 to $141,986 for the three-month period ended June 30, 2025 5, from $130,889 for the three month period ended June 30, 2024. The increase was primarily due to interest on certain Company loans.

Impairment of Right of Use Asset: Impairment of right of use asset decreased by $30,084 to $0 for the three-month period ended June 30, 2025 from $30,084 for the three month period ended June 30, 2024. This decrease was due to the Company’s negotiations to terminate its ROU lease arrangement.

Gain from sale of investment in gold: Gain from sale of investment in gold increased by $62,469 to $62,469 for the three months ended June 30, 2025 from $0 for the three months ended June 30, 2025. This increase was due to the Company’s partial sale of its investment in gold.

Net Loss: Net loss decreased by $880,056, or 54.79%, to a net loss of $726,133 for the three-month period ended June 30, 2025 from a net loss of $1,606,189 for the three month ending June 30, 2024. This decrease in net loss was primarily attributable to decreases in general and administrative expenses, professional fees, officers’ salary, and offset by an increase in research and development fees.

8

Six months ended June 30, 2025, compared to the six months ended June 30, 2024:

	Six Months Ended			% Change
	June 30,			Increase
	2025	2024	Change	(Decrease)
NET REVENUES	$-	$-	-	-
COSTS OF REVENUES	-	-	-
Gross Profit	-	-	-
OPERATING EXPENSES:
General and Administrative	652,886	1,262,113	(609,227)	-48.27%
Professional Fees	106,660	180,380	(73,720)	-40.87%
Officer’s Salary	370,927	413,506	(42,579)	-10.30%
Research and Development	87,764	78,849	8,915	11.31%
Total operating expenses	1,218,237	1,934,848	(716,611)	-37.04%
Loss from operations	(1,218,237)	(1,934,848)	716,611	-37.04%
Interest expense	(282,334)	(260,823)	(21,511)	8.25%
Net change in unrealized appreciation on investment in gold bullion	107,477	64,189	43,288	67.44%
Impairment of right-of-use asset	-	(30,084)	30,084	-100.00%
Gain on sale of gold	62,469	-	62,469	100.00%
Interest income	4,459	47,502	(43,043)	-90.61%
Net Loss	$(1,326,166)	$(2,114,064)	787,898	-37.27%

Our revenue, operating expenses, and net loss from operations for the six month period ended June 30, 2025, as compared to the six month period ended June 30, 2024, were as follows – some balances on the prior period’s combined financial statements have been reclassified to conform to the current period presentation:

Net Revenues: During the six months ended June 30, 2025, we realized $0 of revenues from our business. During the six months ended June, 2024, we realized $0 of revenues from our business. The change in revenues between the quarter ended June 30, 2025, and 2024 was $0 or 0%.

Cost of Revenues: Costs of revenues for the six months ended June 30, 2025, were $0, as compared to $0 for the six months ended June 30, 2024, a change of $0 or 0%.

Gross Profit: During the six months ended June 30, 2025, we realized a gross profit of $0, as compared to $0 for the six months ended June 30, 2024, a change of $0 or 0%.

Research and development expenses: During the six months ended June 30, 2025, we incurred $87,764 of research and development expenses. During the six months ended June 30, 2024, we incurred $78,849 of research and development expenses. This was an increase of $8,915 or 11.31% in 2025 compared with the same period in 2024. This increase was due to a increase in research spending.

Professional Fees: During the six months ended June 30, 2025, we incurred $106,660 of professional expenses, which decreased by $73,720 or 40.87% from $180,380 for the six months ended June 30, 2024. This decrease was primarily due to a decrease in professional fees and in investor relations services.

Officers Salary: During the six months ended June 30, 2025, officers’ salary expenses decreased to $370,927 or 10.30% from $413,506 for the six months ended June 30, 2024. This change was primarily due to a 6.0% annual increase for the Company’s CEO and offset by a bonus paid to the Company’s COO and Director for the six months ended June 30, 2024.

General and Administrative Expense: General and administrative expenses decreased by $609,227 or 48.27% to $652,886 for the six months ended June 30, 2025, from $1,262,113 for the six months ended June 30, 2024. Our general and administrative expenses for the six months ended June 30, 2025, consisted of other general and administrative expenses (which include expenses such as auto, business development, SEC filings, investor relations, general office, warrants and shares issued for services) of $368,423, travel of $26,321, and office salary of $258,142 for a total of $652,886.

Our general and administrative expenses for the six months ended June 30, 2024 consisted of other general and administrative expenses (which includes expenses such as auto, business development, SEC filings, investor relations, general office, warrants and shares issued for services) of $982,728, travel of $40,707, and office salary of $238,678 for a total of $1,262,113.

9

Net Change in Unrealized Appreciation and Depreciation on Investment in Gold Bullion: Net change in unrealized appreciation on investment in gold bullion increased by $43,288 to $107,477 for the six-month period ended June 30, 2025, from appreciation of $64,189 for the six month period ended June 30, 2024. The increase was primarily due to a net change in unrealized appreciation on investment in gold bullion.

Interest Expense: Interest expense increased by $21,511 to $282,334 for the six-month period ended June 30, 2025, from $260,823 for the six month period ended June 30, 2024. The increase was primarily due to interest on certain Company loans.

Impairment of Right of Use Asset: Impairment of right of use asset decreased by $30,084 to $0 for the six-month period ended June 30, 2025 from $30,084 for the six month period ended June 30, 2024. This decrease was due to the Company’s negotiations to terminate its ROU lease arrangement.

Gain from sale of investment in gold: Gain from sale of investment in gold increased by $62,469 to $62,469 for the six months ended June 30, 2025 from $0 for the six months ended June 30, 2025. This increase was due to the Company’s partial sale of its investment in gold.

Net Loss: Net loss decreased by $787,898, or 37.27%, to a net loss of $1,326,166 for the six-month period ended June 30, 2025 from a net loss of $2,114,064 for the six month ending June 30, 2024. This decrease in net loss was primarily attributable to decreases in general and administrative expenses, professional fees, officers’ salary, and offset by an increase in research and development fees.

Capital Resources and Liquidity

Our financial statements have been presented on the basis that we have a going concern, which contemplates the realization of assets and satisfaction of liabilities in the normal course of business. As presented in the unaudited condensed financial statements, we incurred a net loss of $1,326,166 during the six months ended June 30, 2025, and losses are expected to continue in the near term. The accumulated deficit is $54,411,885 at June 30, 2025. Refer to Note 2 for our discussion of stockholder deficit. We have been funding our operations through private loans and the sale of common stock in private placement transactions. Our cash resources are insufficient to meet our planned business objectives without additional financing. These and other factors raise substantial doubt about our ability to continue as a going concern. The accompanying financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classification of liabilities that may result from the possible inability of our company to continue as a going concern.

Management anticipates that significant additional expenditures will be necessary to develop and expand our business before significant positive operating cash flows can be achieved. Our ability to continue as a going concern is dependent upon our ability to raise additional capital and to ultimately achieve sustainable revenues and profitable operations. At June 30, 2025, we had $785,462 of cash on hand. These funds are insufficient to complete our business plan and as a consequence, we will need to seek additional funds, primarily through the issuance of debt or equity securities for cash to operate our business. No assurance can be given that any future financing will be available or, if available, that it will be on terms that are satisfactory to us. Even if we are able to obtain additional financing, it may contain undue restrictions on our operations, in the case of debt financing or cause substantial dilution for our stockholders, in the case of equity financing.

Management has undertaken steps as part of a plan to improve operations with the goal of sustaining our operations for the next twelve months and beyond. These steps include (a) raising additional capital and/or obtaining financing; (b) controlling overhead and expenses; and (c) executing material sales or research contracts. There can be no assurance that the Company can successfully accomplish these steps and it is uncertain that the Company will achieve a profitable level of operations and obtain additional financing. There can be no assurance that any additional financing will be available to the Company on satisfactory terms and conditions, if at all. As of the date of this Report, we have not entered into any formal agreements regarding the above.

10

In the event the Company is unable to continue as a going concern, the Company may elect or be required to seek protection from its creditors by filing a voluntary petition in bankruptcy or may be subject to an involuntary petition in bankruptcy. To date, management has not considered this alternative, nor does management view it as a likely occurrence.

Cash and cash equivalents, total current assets, total assets, total current liabilities, and total liabilities as of June 30, 2025, as compared to December 31, 2024, were as follows:

	June 30, 2025	December 31, 2024
Cash and Cash Equivalents	$785,462	$673,264
Inventory	$6,884	$6,884
Prepaid expenses	$46,629	$60,137
Total current assets	$838,975	$740,285
Total assets	$1,591,332	$1,505,333
Total current liabilities	$10,029,698	$9,614,428
Total liabilities	$10,064,196	$9,654,954

At June 30, 2025, we had a working capital deficit of $9,190,723, compared to a working capital deficit of $8,874,143 at December 31, 2024. Current liabilities increased to $10,029,698 at June 30, 2025, from $9,614,428 at December 31, 2024, primarily as a result of accounts payable – related party.

For the six months ended June 30, 2025, net cash used in operations of $902,624 was the result of a net loss of $1,326,166 offset by depreciation expense of $11,520, net change in unrealized appreciation in gold bullions of $107,477, gain on sale of gold bullions of $62,469, warrants issuance of $98,069, options issuance of $8,394, imputed interest on related party loans of $40,093, a decrease in prepaid expenses of $13,508, a decrease in operating lease right of use of $27,662, an increase of accrued expenses and other payables-related party of $413,426, increase in accounts payable of $9,514 and a decrease in operating lease liabilities of $28,698.

For the six months ended June 30, 2024, net cash used in operations of $1,000,303 was the result of a net loss of $2,114,064 offset by depreciation expense of $13,459, impairment of right of use asset of $30,084, net change in unrealized appreciation in gold bullions of $64,189, warrants issuance of $789,227, imputed interest on related party loans of $40,314, decrease in prepaid expenses of $9,454, and an increase in operating lease right of use of $23,961, an increase of accrued expenses and other payables-related party of $320,184, decrease in accounts payable of $25,472 and a decrease in operating lease liabilities of $23,261.

Net cash used in our investing activities were $143,455 and $0 for the six months ended June 30, 2025, and June 30, 2024, respectively. During the six months ended June 30, 205, the Company had net proceeds from the sale investment in gold of $147,238 and purchase of fixed assets of $3,783.

11

Our financing activities resulted in a cash inflow of $881,367 for the six months ended June 30, 2025, which is represented by $881,367 proceeds from the sale of stock and $0 payment in debt offering costs.

Our financing activities resulted in a cash outflow of $30,000 for the six months ended June 30, 2024, which is represented by $30,000 loan repayment.

Critical Accounting Policies

Please refer to “Management’s Discussion and Analysis of Financial Condition and Results of Operations,” in our Annual Report on Form 10-K for the year ended December 31, 2024, for disclosures regarding the Company’s critical accounting policies and estimates, as well as updates further disclosed in our interim financial statements as described in this Form 10-Q.

Recent Accounting Pronouncements

Recently Adopted Accounting Pronouncements

In November 2023, the FASB issued ASU No. 2023-07, Segment Reporting (Topic 280) – Improvements to Reportable Segment Disclosures, to require enhanced disclosures that include reportable segment expenses. The amendments in this update provide that a business entity disclose significant segment expenses, segment profit or loss (after significant segment expenses), and allows reporting of additional measures of a segments profit or loss if used in assessing segment performance. Such disclosures apply to entities with a single reportable segment. These amendments were effective for the Company in 2024 and retrospectively to all prior periods using the significant segment expense categories identified. The impact of the adoption of the amendments in this update was not material to the Company’s consolidated financial position and results of operations, as the requirements impact only segment reporting disclosures in the footnotes to the Company’s consolidated financial statements.

Recently Issued Accounting Pronouncements

In November 2024, the FASB issued ASU No. 2024-03, Disaggregation of Income Statement Expenses to improve the disclosures about a public business entity’s expenses and address requests from investors for more detailed information about the types of expenses including purchases of inventory, employee compensation, depreciation and intangible asset amortization in commonly presented expense captions such as cost of sales, selling, general and administrative expense, and research and development. These amendments are effective for the Company for annual periods in 2027, applied prospectively, with early adoption permitted, and interim periods beginning in 2028. The Company intends to adopt the amendments in this update prospectively in 2027 for annual periods and in 2028 for interim periods. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations, as the requirements only require more detailed disclosures in the footnotes to the Company’s consolidated financial statements.

In March 2024, the FASB issued ASU No. 2024-02, Codification Improvements - Amendments to Remove References to the Concepts Statements to remove various references to concepts statements from the FASB Accounting Standards Codification. This guidance is to clarify guidance, simplify wording or structure of guidance, and other minor improvements. These amendments are effective for the Company for annual periods in 2025, applied prospectively, with early adoption and retrospective application permitted. The Company intends to adopt the amendments in this update prospectively in 2025. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations.

In March 2024, the FASB issued ASU No. 2024-01, Compensation - Stock Compensation (Topic 718) - Scope Application of Profits Interest and Similar Awards, to clarify whether profits interest and similar awards should be accounted for in accordance with Topic 718, Compensation - Stock Compensation. The guidance applies to all business entities that issue profits interest awards as compensation to employees or nonemployees in exchange for goods or services. These amendments are effective for the Company for annual and interim periods in 2025, applied prospectively, with early adoption and retrospective application permitted. As the Company does not issue profit interest awards, the impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations.

12

In December 2023, the FASB issued ASU No. 2023-09, Income Taxes (Topic 740) - Improvements to Income Tax Disclosures, to require enhanced income tax disclosures to provide information to assess how an entity’s operations and related tax risks, tax planning, and operational opportunities affect its tax rate and prospects for future cash flows. The amendments in this update provide that a business entity disclose (1) a tabular income tax rate reconciliation, using both percentages and amounts, (2) separate disclosure of any individual reconciling items that are equal to or greater than 5% of the amount computed by multiplying the income (loss) from continuing operations before income taxes by the applicable statutory income tax rate, and disaggregation of certain items that are significant and (3) amount of income taxes paid (net of refunds received) disaggregated by federal, state and foreign jurisdictions, including separate disclosure of any individual jurisdictions greater than 5% of total income taxes paid. These amendments are effective for the Company for annual periods in 2025, applied prospectively, with early adoption and retrospective application permitted. The Company intends to adopt the amendments in this update prospectively in 2025. The impact of the adoption of the amendments in this update is not expected to be material to the Company’s consolidated financial position and results of operations, since the amendments require only enhancement of existing income tax disclosures in the footnotes to the Company’s consolidated financial statements.

There are various other updates recently issued, most of which represented technical corrections to the accounting literature or application to specific industries and are not expected to a have a material impact on our consolidated financial position, results of operations or cash flows.

Item 3. Quantitative and Qualitative Disclosures about Market Risk

Not applicable.

Item 4. Controls and Procedures

Evaluation of Disclosure Controls and Procedures

As of the end of our fiscal quarter ended June 30, 2025, we carried out an evaluation, under the supervision and with the participation of management, including our chief executive officer and principal financial officer, of the effectiveness of the design and operation of our disclosure controls and procedures. Based upon those evaluations, management concluded that our disclosure controls and procedures were not effective as of June 30, 2025, to cause the information required to be disclosed by us in reports that we file or submit under the Exchange Act is recorded, processed, summarized and reported within the time periods prescribed by SEC, and that such information is accumulated and communicated to management, including our chief executive officer and principal financial officer, as appropriate, to allow timely decisions regarding required disclosure.

Going forward from this filing, the Company intends to work on establishing and maintaining disclosure controls and procedures (as defined in Rules 13a-15(e) and 15d-15(e) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) that are designed to be effective in providing reasonable assurance that information required to be disclosed in our reports under the Exchange Act is recorded, processed, summarized and reported within the time periods specified in the rules and forms of the SEC, and that such information is accumulated and communicated to our management to allow timely decisions regarding required disclosure.

In designing and evaluating disclosure controls and procedures, management recognizes that any controls and procedures, no matter how well designed and operated, can provide only reasonable, not absolute assurance of achieving the desired objectives. Also, the design of a control system must reflect the fact that there are resource constraints, and the benefits of controls must be considered relative to their costs. Because of the inherent limitations in all control systems, no evaluation of controls can provide absolute assurance that all control issues and instances of fraud, if any, have been detected. These inherent limitations include the realities that judgments in decision-making can be faulty and that breakdowns can occur because of simple error or mistake. The design of any system of controls is based, in part, upon certain assumptions about the likelihood of future events and there can be no assurance that any design will succeed in achieving its stated goals under all potential future conditions.

Changes in Internal Control over Financial Reporting

During the quarter covered by this Report, there were no changes in our internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting. Although we continue to educate our management personnel to increase its ability to comply with the disclosure requirements and financial reporting controls and management oversight of accounting and reporting functions in the future, as we stated in our Annual Report on Form 10-K for the fiscal year ended December 31, 2024, we do not expect to remediate the weaknesses in our internal controls over financial reporting until the time when we start to commercialize a recombinant fiber or such time as we have sufficient cash flow to carry out our remediation plans.

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Part II – Other Information

Item 1. Legal Proceedings

From time to time, the Company may become a party to litigation or other legal proceedings that it considers to be a part of the ordinary course of its business. To the best of our knowledge, the Company is not currently involved in any legal proceedings that could reasonably be expected to have a material adverse effect on our business, prospects, financial condition, or results of operations; however, the Company may become involved in material legal proceedings in the future.

Item 1A. Risk Factors

We are a smaller reporting company as defined by Rule 12b-2 of the Securities Exchange Act of 1934 and, as such, are not required to provide the information under this item. A description of risk factors can be found on our registration statement on Form S-1 located through the SEC EDGAR system or on the company website www.kraiglabs.com/sec-filings/. Information contained on, or that can be accessed through, our website does not constitute a part of this report.

Item 2. Unregistered Sales of Equity Securities and Use of Proceeds

Information regarding any equity securities we have sold during the period covered by this Report that were not registered under the Securities Act of 1933, as amended is set forth below. Each such transaction was exempt from the registration requirements of the Securities Act by virtue of Section 4(a)(2) of the Securities Act or Rule 506 of Regulation D promulgated by the SEC, unless otherwise noted. Unless stated otherwise: (i) the securities were offered and sold only to accredited investors; (ii) there was no general solicitation or general advertising related to the offerings; (iii) each of the persons who received these unregistered securities had knowledge and experience in financial and business matters which allowed them to evaluate the merits and risk of the receipt of these securities, and that they were knowledgeable about our operations and financial condition; (iv) no underwriter participated in, nor did we pay any commissions or fees to any underwriter in connection with the transactions; and, (v) each certificate issued for these unregistered securities contained a legend stating that the securities have not been registered under the Securities Act and setting forth the restrictions on the transferability and the sale of the securities.

On January 21, 2025, the Company entered into a Standby Equity Purchase Agreement with an investor granting the Company the rights to sell up to $10 Million of common stock. In connection therewith, we issued 1,081,471 shares of Common Stock to the investor as partial consideration for its commitment to enter into the SEPA.

On March 14, 2025, the Company issued 2,157,710 shares of Common Stock in exchange for the cashless exercise of 2,181,518 warrants.

On April 1, 2025, the Company issued 6,000,000 Common Stock warrants under its employee stock option plan to an employee with an exercise price of $0.089.

On July 1, 2025, the Company issued 314,636 shares of Common Stock to an Employee for the cashless exercise of 318,482 Common Stock Warrants.

On July 9, 2025, the Company issued 5,000,000 shares of Common Stock to a consultant for services rendered.

On July 10, 2025, the Company issued 250,000 Common Stock warrants under its employee stock option plan to an employee with an exercise price of $0.091.

On July 10, 2025, the Company issued 250,000 Common Stock warrants under its employee stock option plan to an employee with an exercise price of $0.091.

On July 16, 2025, the Company issued 5,000,000 shares of Common Stock to a consultant for services rendered.

Item 3. Defaults upon Senior Securities

None.

Item 4. Mine Safety Disclosures

Not applicable.

Item 5. Other Information

(a) Not applicable.

(b) None.

(c) During the six months ended June 30, 2025, no director or Section 16 officer of the Company adopted or terminated a “Rule 10b5-1 trading arrangement” or “non-Rule 10b5-1 trading arrangement,” as each term is defined in Item 408(a) of Regulation S-K.

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ITEM 6. EXHIBITS

EXHIBIT INDEX

Exhibit No.	Description
3.1	Articles of Incorporation (1)
3.2	Articles of Amendment (2)
3.3	Articles of Amendment, filed with the Wyoming Secretary of State on November 15, 2013 (3)
3.4	Articles of Amendment, filed with the Wyoming Secretary of State on December 17, 2013 (4)
3.5	Bylaws (1)
4.1	Form of Warrant issued Mr. Jonathan R. Rice (5)
4.2	Form of Warrant issued pursuant to that certain Purchase Agreement dated as of March 8, 2019 (7)
4.3	Form of Convertible Debenture (8)
4.4	Form of Warrant (8)
4.5	Form of A&R Convertible Debenture (8)
10.1	Employment Agreement between Mr. Jonathan Rice and the Company (6)
10.2	Form of Purchase Agreement dated March 8, 2019 (7)
10.3	Form of Securities Purchase Agreement (8)
10.4	Form of Guaranty Agreement (8)
10.5	Form of Security Agreement (8)
10.6	Form of IP Security Agreement (8)
10.7	Form of Registration Rights Agreement (8)
10.8	Strategic Partnership Agreement (portions of the exhibit have been omitted because they (i) are not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed) (9)
10.9	Amendment (portions of the exhibit have been omitted because they (i) are not material and (ii) would likely cause competitive harm to the Registrant if publicly disclosed) (9)
10.10	Standby Equity Purchase Agreement dated as of January 21, 2025, by and between the Company and YA II PN, LTD. (10)
31.1	Certification of the Chief Executive Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith)
31.2	Certification of the Principal Financial Officer pursuant to Section 302 of the Sarbanes-Oxley Act of 2002 (filed herewith)
32.1	Certification of the Principal Executive Officer pursuant to U.S.C. Section 1350 As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith)
32.2	Certification of the Principal Financial Officer pursuant to U.S.C. Section 1350 As adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 (furnished herewith)
101.INS	Inline XBRL Instance Document (filed herewith)
101.SCH	Inline XBRL Taxonomy Extension Schema Document
101.CAL	Inline XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	Inline XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	Inline XBRL Taxonomy Extension Label Linkbase Document
101.PRE	Inline XBRL Taxonomy Extension Presentation Linkbase Document
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

1.	Incorporated by reference to our Registration Statement on Form SB-2 (Reg. No. 333-146316) filed with the SEC on September 26, 2007.
2.	Incorporated by reference to our Registration Statement on Form S-1 (Reg. No. 333-162316) filed with the SEC on October 2, 2009.
3.	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on November 22, 2013.
4.	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on December 19, 2013.
5.	Incorporated by reference to our Annual Report on Form 10-K filed with the SEC on March 31, 2015.
6.	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 21, 2015.
7.	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 11, 2019.
8.	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on March 26, 2021.
9.	Incorporated by reference to our Current Report on Form 8-K filed with the SEC on January 26, 2021.
10.	Incorporated by reference to Exhibit 10.1 our Current Report on Form 8-K filed with the SEC on January 21, 2025.

15

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf of the undersigned thereunto duly authorized.

Kraig Biocraft Laboratories, Inc.
(Registrant)

Date: August 14, 2025	By:	/s/ Kim Thompson
Kim Thompson
President, Chief Executive Officer and
Chief Financial Officer (Principal Executive Officer and
Principal Financial and Accounting Officer)

16

EXHIBIT 31.1

CERTIFICATION OF CHIEF EXECUTIVE OFFICER PURSUANT TO EXCHANGE ACT RULE 13A-14(A) OR RULE 15D-14(A),

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kim Thompson, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the period ended June 30, 2025, of Kraig Biocraft Laboratories, Inc.;

2	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors:

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2025	By:	/s/ Kim Thompson
Kim Thompson
Chief Executive Officer (Principal Executive Officer)

EXHIBIT 31.2

CERTIFICATION OF CHIEF FINANCIAL OFFICER PURSUANT TO EXCHANGE ACT RULE 13A-14(A),

AS ADOPTED PURSUANT TO SECTION 302 OF THE SARBANES-OXLEY ACT OF 2002

I, Kim Thompson, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q for the period ended June 30, 2025, of Kraig Biocraft Laboratories, Inc.;

2	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report;

4	The registrant’s other certifying officer and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the registrant and have:

a.	Designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the registrant, including its consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this report is being prepared;

b.	Designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c.	Evaluated the effectiveness of the registrant’s disclosure controls and procedures and presented in this report our conclusions about the effectiveness of the disclosure controls and procedures, as of the end of the period covered by this report based on such evaluation; and

d.	Disclosed in this report any change in the registrant’s internal control over financial reporting that occurred during the registrant’s most recent fiscal quarter that has materially affected, or is reasonably likely to materially affect, the registrant’s internal control over financial reporting; and

5	The registrant’s other certifying officer and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the registrant’s auditors and the audit committee of the registrant’s board of directors:

a.	All significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the registrant’s ability to record, process, summarize and report financial information; and

b.	Any fraud, whether or not material, that involves management or other employees who have a significant role in the registrant’s internal control over financial reporting.

Date: August 14, 2025	By:	/s/ Kim Thompson
Kim Thompson
Chief Financial Officer
(Principal Financial and Accounting Officer)

EXHIBIT 32.1

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kim Thompson, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Quarterly Report on Form 10-Q of Kraig Biocraft Laboratories, Inc. (the “Company”) for the period ended June 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2025	By:	/s/ Kim Thompson
Kim Thompson
Chief Executive Officer
(Principal Executive Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.

EXHIBIT 32.2

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

I, Kim Thompson, certify, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, 18 U.S.C. Section 1350, that:

1.	The Quarterly Report on Form 10-Q of Kraig Biocraft Laboratories, Inc. (the “Company”) for the period ended June 30, 2025 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (U.S.C. 78m or 78o(d)); and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: August 14, 2025	By:	/s/ Kim Thompson
Kim Thompson
Chief Financial Officer
(Principal Financial and Accounting Officer)

The foregoing certification is being furnished solely pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsections (a) and (b) of section 1350, chapter 63 of title 18, United States Code) and is not being filed as part of a separate disclosure document.